                                                                   EXHIBIT 10.10


                            INDUSTRIAL SPACE LEASE
                         (MULTI-TENANT MODIFIED GROSS)

THIS LEASE, dated July 1, 1988 for reference purposes only, is made by and between James R. Bancroft ("Landlord"), and Aspen Diagnostics Corporation ("Tenant"), to be effective and binding upon the parties as of the date of the last of the designated signatories to this Lease shall have executed the Lease (the "Effective Date of this Lease").

                                   ARTICLE 1
                                   REFERENCES

1.1 REFERENCES: All references in this Lease (subject to any further classifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount percentage, calendar year or fiscal year as below set forth:

A.    Tenant's Address for Notices:    1238 & 1240 Elko Drive
                                       Sunnyvale, CA  94088

B.    Tenant's Representative:         A. Barr Dolan
      Phone Number:                    (415) 325-6953

C.    Landlord's Address for Notices:  James R. Bancroft
                                       601 Montgomery Street, Suite 800
                                       San Francisco, CA  94111

D.    Landlord's Representative:       Edwin H. Kawamoto
      Phone Number:                    (415) 433-1800

E.    Intended Commencement Date:      August 15, 1988

F.    Intended Term:                   Three (3) years

G.    Lease Expiration Date:           August 14, 1991

H.    Tenant's Punchlist Period:

I.    First Month's Prepaid Rent:      $8,096

J.    Last Month's Prepaid Rent:           -0-

K.    Tenant's Security Deposit:       $8,096

L.    Late charge Amount:              $250

M.    Real Property Tax Base Year:     1988-1989

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Industrial Space Lease                                                       2

N.    Insurance Base Year:                    1988-1989

O.    Tenant's Required Liability Coverage:   $1,000,000.00, Singe Limit

P.    Tenant's Number of Parking Spaces:      thirty-three (33)

Q:    Brokers:                                Saratoga Management Company &
                                              Cornish & Carey Commercial Real
                                              Estate

R:   Project:  That certain property situated in the City of Sunnyvale, County of Santa Clara, State of California, as presently improved with two (2) buildings, which real property is shown on the Site Plan attached hereto as Exhibit "A" and is commonly known as or otherwise described as follows:

Two (2) concrete tilt-up buildings consisting of approximately 37,600 square feet commonly know as 1234-1240 Elko Drive and 1255-1259 Reamwood Avenue.

S:   Buildings:  That certain Building within the Project in which the Leased
Premises are located, which Building is shown outlined in red on Exhibit "A" hereto.

T. Common Areas: The "Common Areas" shall mean those areas within the Project which are located outside the buildings and which are provided and designated by Landlord from time to time for general use by tenants of the Project including driveways, pedestrian walkways, parking spaces, landscaped areas and enclosed trash disposal areas.

U. Leased Premises: That certain interior space within the Building, which space is shown outlines in [red} yellow on the Floor Plan attached hereto as Exhibit "B" consisting of approximately 8,800 square feet and, for purposed of this Lease agreed to contain said number of square feet. The Leased Premises are commonly known as or otherwise described as follows:

Approximately 8,800 square feet of office and manufacturing space representing about one-half of concrete tilt-up building located on the southwestern corner of Elko Drive and Reamwood Avenue. The Leased Premises is commonly known as 1238 and 1240 Elko Drive.

V.   Base Monthly Rent:  The term "Base Monthly Rent" shall mean the following:

A monthly rental of Eight Thousand Ninety-Six and No/100 Dollars
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Industrial Space Lease                                                       3

($8,096.00) due and payable from Tenant to Landlord on or before the fifteenth
(15th) day of each month of the Lease Term hereof, commencing August 15th, 1988. All monthly rent shall be paid in advance, without any right of offset, except as set forth in paragraph 12.3.B. of this Lease.

W.   Permitted Use:  The term "Permitted Use: shall mean the following:

Research and development, manufacture, sales, storage and distribution of laboratory equipment, re-agents and related services, and office use in connection therewith.

X. Exhibits: The term "Exhibits" shall mean the Exhibits to this Lease which are described as follows:

     Exhibit "A"  Site Plan showing the Project and delineating the Building in which the Leased Premises are located.
     Exhibit "B"  Floor Plan outlining the Leased Premises.
     Exhibit "C"  $25,000 Irrecovable Letter of Credit
     Exhibit "D"  Security Agreement
     Exhibit "E"  Financing Statement
     Exhibit "F"  Landlord's Improvements

Y. Addenda: The term "Addenda" shall mean the Addendum (or Addenda) to this Lease which is (or are) described as follows:

Addendum No. One (containing paragraphs 15.1 through 15.5 inclusive)

                                   ARTICLE 2
                      LEASED PREMISES, TERM AND POSSESSION

     2.1 DEMISE OF LEASED PREMISES: Landlord hereby leases to Tenant and Tenant hereby leased from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject of the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the exclusive right to all profits to be derived from any assignments or sublettings by Tenant during the Lease Term by reason of the appreciation in the fair market rental value of the Leased Premises. Landlord further reserves the right to install, maintain, use and replace ducts, wires, conduits and pipes leading through the Leased Premises in locations which will not materially interfere with Tenant's use of the Leased Premises. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Common Areas as described in Paragraph 2.2 below, shall be conditioned upon and
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Industrial Space Lease                                                       4

be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Project, (iii) all Private Restriction, easements and other matters now of public record respecting the use of the Leased Premises and the Project, and
(iv) all reasonable rules and regulations from time to time established by Landlord.

     2.2 RIGHT TO USE COMMON AREAS: As an appurtenant right to Tenant's right to the use of the Leased remised, Tenant shall have the non-exclusive right to use the Common Areas in conjunction with other tenants of the Project and their invitees, subject to the limitations on such use as set forth in Article 4, and solely for the purposes for which they were designed and intended. Tenant's right to use the Common Areas shall terminate concurrently with any termination of this Lease.

     2.3 LEASE COMMENCEMENT DATE AND LEASE TERM: The term of the Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date (as set forth in Article 1) unless either (i) Landlord is unable to deliver possession of the Leased Premises to Tenant on the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to paragraph 2.4 below or (ii) Tenant enters into possession of the Leased Premises prior to the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to Paragraph 2.7 below (the "Lease Commencement Date"). The term of this Lease shall end on the Lease Expiration Date (as set forth in Article 1), irrespective of whatever date the Lease Commencement Date is determined to be pursuant to the foregoing sentence. The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

     2.4 DELIVERY OF POSSESSION: Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date (as set forth in
Article 1) in their presently existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant's obligation to accept possession of the Leased Premises, pursuant to an Addenda attached to and made a part of this Lease to modify existing interior improvements or to make, construct and/or install additional specified improvements within the Leased Premises, in which case Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date as so modified and/or improved. If Landlord is unable to so deliver possession of the Leased Premises to Tenant on or before the Intended Commencement Date, for whatever reason, Landlord shall
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Industrial Space Lease                                                       5

not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of one hundred twenty days after the Intended Commencement Date (the "delivery grace period"); however, the Lease Commencement Date shall not be deemed to have occurred until such date as Landlord notifies Tenant that the Leased Premises are Ready for Occupancy. Additionally, the delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of Force Majeure or the actions of Tenant. If Landlord is unable to delver possession of the Leased Premises to Tenant within the described delivery grace period (including any extensions thereof by reason of Force Majeure or the actions of Tenant), then Tenant's sole remedy shall be to cancel and terminate this Lease, and in no event shall Landlord be liable to Tenant for such delay. Tenant may not cancel this Lease at any time after the date Landlord notifies Tenant the Lease Premises are Ready for Occupancy.

     2.5 ACCEPTANCE OF POSSESSION: Tenant acknowledges that it has inspected the Leased Premises and is willing to accept them in their existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant's obligation to accept possession of the Leased Premises, pursuant to an Addenda attached to and made a part of this Lease to modify existing interior improvements or to make, construct and/or install additional specified improvements within the Leased Premises, in which case Tenant agrees to accept possession of the Leased Premises when Landlord has substantially completed such modifications or improvements and the Leased Premises are Ready for Occupancy. If Landlord shall have so modified existing improvements or constructed additional improvements within the Leased Premises for Tenant, Tenant shall, within Tenant's Punchlist Period (as set forth in Article 1) which shall commence on the date that Landlord notifies Tenant that the Leased Premises are Ready for Occupancy, submit to Landlord a punchlist of all incomplete and/or improper work performed by Landlord. Upon the expiration of Tenant's Punchlist Period, Tenant shall be conclusively deemed to have accepted the Leased Premises in their then-existing condition as so delivered by Landlord to Tenant, except as to those items reasonably set forth in the punchlist submitted to Landlord prior to the expiration of said period. Landlord agrees to correct all items reasonably set forth in Tenant's punchlist, provided that such punchlist was submitted to Landlord within Tenant's Punchlist Period. Additionally, Landlord agrees to place in good working order all existing plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises and all man doors and roll-up truck doors serving the Leased Premises to the extent that such
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Industrial Space Lease                                                       6

systems and/or items are not in good operating condition as of the date Tenant accepts possession of the Leased Premises; provided that, and only if, Tenant notifies Landlord in writing of such failures or deficiencies within five business days from the date Tenant so accepts possession of the Leased Premises.

     2.6 SURRENDER OF POSSESSION: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from the Leased Premises, and shall vacate and surrender the Leased Premises to the Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises caused by Tenant's removal of Tenant's property and all damage to the exterior of the Building caused by Tenant's removal of Tenant's signs. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the outside areas adjoining the Lease Premises and, where necessary, replace or resurface same. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any improvements constructed or installed by Tenant which Landlord requests be so removed by Tenant and repair all damage caused by such removal. If the Leased Premises are not surrendered to Landlord in the condition required by this Paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacement not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition, plus interest on all costs incurred from the date paid by Landlord at the then maximum rate of interest not prohibited by Law until paid, payable by Tenant to Landlord within ten days after receipt of a statement therefore from Landlord. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or any losses to Landlord due to lost opportunities to lease to succeeding tenants.

Industrial Space Lease                                                       7

     2.7 EARLY OCCUPANCY: If Tenant enters into possession of the Leased Premises prior to the Intended Commencement date (or permits its contractors to enter the Leased Premises prior to the Intended Commencement Date), unless otherwise agreed in writing by Landlord, the Lease Commencement Date shall be deemed to have occurred on such sooner date, and Tenant shall be obligated to perform all its obligations under this Lease, including the obligation to pay rent, from that sooner date.

                                   ARTICLE 3
                    RENT, LATE CHARGES AND SECURITY DEPOSITS

     3.1 BASE MONTHLY RENT: Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefore, in advance on the first day of each calendar month, as base monthly rent, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base Monthly Rent").

     3.2 ADDITIONAL RENT: Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

     A. Tenant's Proportionate Share of all Project Maintenance Costs. Landlord may bill Tenant, on a periodic basis not more frequently than monthly, Tenant' Proportionate Share of such costs as paid or incurred by Landlord, and Tenant shall pay to Landlord such share of such costs together with an accounting fee equal to five percent of the amount so billed within ten days from the date Landlord shall have billed Tenant for same.

     B. Tenant's Proportionate Share of all increases in Landlord's Insurance Costs and Real Property Taxes over those paid during the period set forth in
Article 1 as "Insurance Base Year" and the "Real Property Tax Base Year", respectively , plus an accounting fee equal to five percent of such increase. Payment shall be made by whichever of the following methods is from time to time designated by Landlord:

     (1) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, Tenant's Proportionate Share of any increases in Landlord's Insurance Costs or Real Property Taxes, as paid or incurred by Landlord during the current period over those paid or incurred in the same period during the applicable Base Year, and Tenant shall pay such share of such increases, together with an accounting fee equal to five percent of the amount billed, within ten days after receipt of a written bill therefore from Landlord, or

     (2) Landlord may deliver to Tenant Landlord's reasonable

Industrial Space Lease                                                       8

estimate of the increase in Landlord's Insurance Costs and/or Real Property Taxes it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as the case requires, over those paid or incurred during the applicable Base Year, and Tenant shall pay its Proportionate Share of the estimated increases for such year, together with an accounting fee equal to five percent of the estimated increases, in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to change from time to time the method of billing Tenant its Proportionate Share of such increases or the periodic basis on which such increases are billed.

     C. Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7;

     D. Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13, and

     E. Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

     3.3 YEAR-END ADJUSTMENTS: If Landlord shall have elected to charge Tenant its Proportionate Share of the increases in Landlord's Insurance Costs and/or Real Property Taxes on an estimated basis in accordance with the provisions of Paragraph 3.2B(2) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of Landlord's Insurance Costs and/or Real Property Taxes paid or incurred during the past ended calendar or fiscal year, as appropriate, (ii) the amount of Landlord's Insurance Costs and/or Real Property Taxes paid or incurred during the applicable Base Year, and (iii) Tenant's Proportionate Share of the increases, if any, in Landlord's Insurance Costs and/or Real Property Taxes for the just ended fiscal or calendar year, as appropriate. If Tenant shall have paid more than its Proportionate Share of such increases for the previous year, Landlord shall, at its election, either
(i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its Proportionate Share of any such increases in full, then Tenant shall pay to Landlord the amount of such underpayment, together with the accounting fee applicable thereto, within ten days from Landlord's billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

     3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: Tenant

Industrial Space Lease                                                       9

acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within six calendar days after the same become due, Tenant shall immediately pay to Landlord a late charge in an amount equal to ten percent of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of six calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said sixth day at the ten maximum rate of interest not prohibited by Law until paid.

     3.5 PAYMENT OF RENT: All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies again Tenant as Landlord would have if Tenant failed to pay the Base Monthly Rent when due.

     3.6 PREPAID RENT:  Tenant has paid to Landlord the amount set forth in
Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first installment(s) of Base Monthly Rent due hereunder. Additionally, Tenant has paid to Landlord the amount set forth in Article 1 as "Last Month's Prepaid Rent" as prepayment of rent for credit against the last installment(s) of Base Monthly Rent due hereunder, subject, however, to the provisions of Paragraph 3.7 below.

     3.7 SECURITY DEPOSIT: Tenant has deposited with Landlord the amount set forth in Article 1 as the "Security Deposit" as
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Industrial Space Lease                                                       10

security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent,
(ii) to repair damage to the Leased Premises caused by Tenant, (iii) to clean and repair the Leased Premises following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950 7(c) of the California Civil code and/or any successor statute. In the event the Security Deposit or any portion thereof is so uses, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as "Last Month's Prepaid Rent", Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant's Last Month's Prepaid Rent by transferring all or portions of such Last Month's Prepaid Rent to Tenant's Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the building during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statue, in which event the transferring Landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty days following a surrender of the Leased Premises by Tenant to Landlord within which to restore the SECURITY Deposit (less permitted deductions) to Tenant, it being agreed between Landlord and Tenant that sixty days is a reasonable period of time within which to inspect he Leased Premises, make required repairs, receive and verify workmen's billings therefore, and prepare a final accounting with respect to such eposit. IN no event shall the Security Deposit, or any portion thereof, be considered

Industrial Space Lease                                                       11

prepaid rent.

                                   ARTICLE 4
                    USE OF LEASED PREMISES AND COMMON AREAS

     4.1 PERMITTED USE: Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall continuously and without interruption use the Leased Premises for such purpose for the entire Lease Term. Any discontinuance of such use for a period of thirty consecutive calendar days shall be, at Landlord's election, a default by Tenant under the terms of this Lease. Subject to the limitations contained in this Article 4, Tenant shall have the right to use the Common Areas, in conjunction with other tenants and during normal business hours, solely for the purposed for which there were intended and for no other purposes whatsoever. Tenant shall not have the right to use the exterior surfaces of exterior walls, the area beneath the floor or the area above the ceiling of the Leased Premises.

     4.2 GENERAL LIMITATIONS ON USE: Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Common Areas or the Project which does or could (i) interfere with the rights of other tenants or occupants of the Building or the Project, (ii) jeopardize the structural integrity of the Building or (iii) cause damage to any part of the Building or the Project. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leases Premises or the Building, (ii) damage, overload or impair the efficient operations of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building or (iii) damage or impair the efficient operation of the sprinkler system (if any) within servicing the Leased Premises or the Building. Tenant shall not install any equipment or antenna on or make any penetration of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling or walls of the Leased Premises. Tenant shall not place nay loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Building or the Project. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Project. Tenant shall not use any area located outside the Leased Premises for the storage of its materials, supplies, inventory or equipment, and all such materials, suppliers, inventory and equipment shall at all times

Industrial Space Lease                                                       12

be stores within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Common Areas or the Project.

     4.3 NOISE AND EMISSIONS: All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy other tenants of the Building or the Project. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of annoy the other tenants of the Building or the Project, or cause any damage to the Leased Premises or the Building or any component part thereof or the property of other tenants of the Building or the Project.

     4.4 TRASH DISPOSAL: Tenant shall provide trash and garbage disposal facilities inside the Leased Premises for all of its trash, garbage an waste requirements and shall cause such trash, garbage and waste to be regularly removed form the Leased Premises at Tenant's sole cost. Tenant shall keep all areas outside the Leased Premises and all fire corridors and mechanical equipment rooms in or about he Leased Premises free and clear of all trash, garbage, waste and boxes containing same at all times.

     4.5 PARKING: Tenant is allocated, and Tenant and its employees and invitees shall have the non-exclusive right to use, not more than the number of parking spaces set forth in Article 1 as "Tenant's Number of Parking Spaces". Tenant shall not, at any time, use or permit its employees or invitees to use more parking spaces than the number so allocated to Tenant. Tenant shall not have the exclusive right to use any specific parking space, and Landlord reserves the right to designate form time to time the location of the parking spaces allocated for Tenant's use. In the event Landlord elects or is required by any Law to limit or control parking within the Project, whether by validation of parking tickets or any other method, Tenant agrees to participate in such validation or other program as reasonably established by Landlord. Tenant shall not, at any time, park or permit to be parked any trucks or vehicles adjacent to entryways or loading areas within the Project so as to interfere in any way with the use of such areas, nor shall tenant, at any time, park or permit the parking of Tenant's trucks or other vehicles, or the trucks and vehicles of Tenant's suppliers or others, in any portion of the Common Areas not designated by Landlord for such use by Tenant. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment on any portion of the common parking area or other
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Industrial Space Lease                                                       13

Common Areas of the Project. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Project in violation of these provisions, then Landlord may charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, Ten Dollars per day for each day or partial day that each such vehicle to parked in any area other than that designated. Tenant hereby authorizes Landlord, at Tenant's sole expense, to tow away from the Project and store until redeemed by its owner any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions.

     4.6 SIGNS: Tenant shall not place or install on or within any portion of the Leased Premises, the Building, the Common Areas or the Project any sign (other than a business identification sign first approved by Landlord in accordance with this Paragraph), advertisements, banners, placards or pictures which are visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the Building, the Common Areas or the Project any business identification sign which is visible from the exterior of the Leaded Premises until Landlord shall have first approved in writing the location, size, content, design, method of attachment and material to be used in the making of such sign. Any sign, once approved by Landlord, shall be installed only in strict compliance with Landlord's approval, at Tenant's expense, using a person first approved by Landlord to install same. Landlord may remove any signs (not first approved in writing by Landlord), advertisement, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the Building, the Common Areas or the Project and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed to its original condition. Tenant shall remove any such signs, repair any damage caused thereby, and restore the surface upon which the sign was so affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease.

     4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS: Tenant shall not use or permit any person to use the Leased Premises in any manner which violates any Laws or Private Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Common Areas or the Project and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting rom Tenant's failure to do

Industrial Space Lease                                                       14

so.

     4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS: With respect to any insurance policies carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct (not permit any other person to conduct) any activities within the Leased Premises, or store, keep, and use anything within the Leased Premises which (i) is prohibited under the terms of any of such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

     4.9 CONTROL OF COMMON AREAS: Landlord shall at all times have exclusive control of the Common Areas. Landlord shall have the right, without the same constituting an actual or construction eviction and without entitling Tenant to any reduction in or abatement of rent, to (i) temporarily close any part of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein,
(ii) temporarily close all or any part of the Common Areas to perform maintenance or for any other reason deemed sufficient by Landlord, (iii) change the shape, size, location, number and extent of improvements within the Common Areas including, without limitation, changing the location of driveways, entrances, exits, parking spaces, parking areas, sidewalks, directional or locator signs, or the direction of the flow of traffic, and (iv) to make additions to the Common Area including without limitation, the construction of parking structures. Landlord shall have the right to change the name or address of the Building. Tenant, in its use of the Common Areas, shall keep the Common Area free and clear of all obstructions created or permitted by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Common Areas by reason of, or under claim of , the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Nothing contained herein shall affect the right of Landlord at any time to remove any unauthorized person from the Common Areas or to prohibit the use of the Common Areas by unauthorized person, including, without limitation, the right to prohibit

Industrial Space Lease                                                       15

mobile food and beverage vendors. In exercising any such right regarding the Common Area, Landlord shall make a reasonable effort to minimize any disruption to Tenant's business.

     4.11 RULES AND REGULATIONS: Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of space within the Project and the use of the Common Areas for the care and orderly management of the Project and the safety of its tenants, occupants and invitees. Upon delivery to Tenant of a copy of such rules and regulations or nay amendments or additions thereto, Tenant shall comply with such rues and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provision of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Project.

     4.12 ENVIRONMENTAL PROTECTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to comply with the requirements and recommendations of governmental agencies regulating, or otherwise involved in , the protection of the environment.

                                   ARTICLE 5
                  REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

     5.1 REPAIR AND MAINTENANCE: Except in the case of damage to or destruction of the Leased Premises, the Building or the Project caused by an Acto of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building and the Common Areas.

     a. Tenant's Obligation: Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof and all appurtenances thereto, including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceiling, (ii) all windows, doors and skylights, (iii) all electrical

Industrial Space Lease                                                       16

wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps, (vi) all heating ventilating and air conditioning equipment located within the Lease Premises or located outside the Leased Premises (e.g. rooftop compressors) and serving the Leased Premises (other than Common HVAC as defined in Subparagraph B below), and (vii) all entranceway to the Leased Premises. Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically inspect (not less frequently than every three months) and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in this own name for such regular and periodic inspections f and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at its sole cost and expense, repair all damage to the Building, the Common Areas or the Project caused by the activities of Tenant, its employees, invitees, or contractors promptly following written notice from Landlord to so repair such damage. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality.

     B. Landlord's Obligation: Landlord shall, at all times during the Lease Term, maintain in good condition and repair, (i) the exterior and structural parts of the Building (including the foundation, subflooring, load-bearing and exterior walls, and roof), (ii) the Common Areas; and (iii) the electrical and plumbing systems located outside the Leased Premises which service the Building. Additionally, to the extent that the Building contains central heating, ventilating and/or air conditioning systems located outside the Leased Premises which are designed to service, and are then servicing, more than a single tenant within the Building ("Common HVAC"), Landlord shall maintain in good operating condition and repair such Common HVAC equipment and systems. The provision of this Subparagraph B shall in no way limit the right of Landlord to charge to tenants of the Project, as Additional Rent pursuant to Article 3, the costs incurred by Landlord in making such repairs and/or

Industrial Space Lease                                                       17

performing such maintenance.

     5.2 SERVICES AND UTILITIES: The parties shall have the following responsibilities and obligations with respect to obtaining and paying the cost of providing the following utilities and other services to the Leased Premises.

     A. Gas and Electricity: Tenant shall arrange, at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately meters, [Tenant] Landlord shall, at its sole expense, cause such meters to be installed. Tenant shall be responsible for determining if the local supplier of gas and/or electricity can supply the needs of Tenant and whether or not the existing gas and/or electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall pay all charges for gas and electricity as so supplied to the Leased Premises.

     B. Water: Landlord shall provide the Leased Premises with water [for lavatory and drinking purposes only}. Tenant shall pay, as Additional Rent, the cost to Landlord of providing water the Leased PREMISES [in excess of the amount of water agreed to be provided by Landlord pursuant to the foregoing sentence. In the event Landlord determines that Tenant is using more water than what normally would be required for lavatory and drinking purposes, Landlord at its election may (i) periodically charge Tenant, as Additional RENT, a sum equal to Landlord's estimate of the cost of Tenant's excess water usage or (ii) install (or require Tenant to install at Tenant's sole cost) a separate meter for purposes of measuring Tenant's water usage, and based upon such meter readings, periodically charge Tenant, as Additional Rent, a sum equal to Landlord's estimate of the cost of Tenant's excess water usage. IN the event that Landlord shall so install such a separate meter, Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in purchasing and installing such meter and thereafter all costs incurred by Landlord in maintaining said meter.] The cost of Tenant's excess water usage shall include any costs to Landlord in keeping account of such usage and all governmental fees, public charges or the like attributable to or based upon (such as sewer usage fees) the use of water to the extent of such excess usage.

     C. Security Service: Tenant acknowledges that Landlord is not responsible for the security of the Leased PREMISES or the protection of the Tenant's property or Tenant's employees, invitees or contractors, and that to the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of proving same.

     D. Trash Disposal: Tenant acknowledges that Landlord is not responsible for the disposal of Tenant's waste, garbage or trash

Industrial Space Lease                                                       18

and that Tenant shall arrange, in its own name and at its sole cost, for the regular and periodic removal of such waste, garbage or trash from the Leases Premises. IN no event shall Landlord be required to provide trash bins for the disposal of Tenant's waste, garbage or trash.

     5.3 ENERGY AND RESOURCE CONSUMPTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Project. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of Rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Project and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

     5.4 LIMITATION OF LANDLORD'S LIABILITY: Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of Rent by reason of (i) Landlord's failure to perform any maintenance or repairs to the Project until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (ii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility Service to the Leases Premises, the Building or the Project from whatever cause (other than Landlord's active negligence or willful misconduct), or (iii) any failure, interruption, rationing or the curtailment in the supply of water, electric current, gas or other utility Service to the Leased Premises, the Building or the Project from whatever cause (other than Landlord's active negligence or willful misconduct) or (iii) the unauthorized intrusion or entry into the Leased PREMISES by third parties (other than Landlord).

                                   ARTICLE 6
                          ALTERATIONS AND IMPROVEMENTS

     6.1 BY TENANT: Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements to or within the leased Premises without Landlord's

Industrial Space Lease                                                       19

prior written approval, and then not until Landlord shall have first approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense, using a licenses contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefore. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of nay such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modifications, alternations or improvements to the Common Areas or any areas outside of the Leased Premises. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlet, overhead lighting fixtures, drains, sinks, partitions. Doorways, or the like.

     6.2 OWNERSHIP OF IMPROVEMENTS: All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment movable furniture, wall decorations and trade fixtures/1/ shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. Any such modifications alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph 6.1 above. AT the expiration or sooner termination of this Lease, all such modifications, alternations and improvement (other than Tenant's inventory, equipment, movable furniture, wall decorations and

- -------------------------
     /1/(Tenant's trade fixtures shall include, without limitation, all property purchases by Tenant from Sclavo, Inc. and replacements for such property.)

Industrial Space Lease                                                       20

trade fixtures/2/) shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alternations, or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligation to reimburse to Tenant all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord at Landlord's expense shall be deemed real property and a part of ht Leased Premises and shall be the property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvement to the Leased Premises and not trade fixtures of Tenant.

     6.3 ALTERATIONS REQUIRED BY LAW: Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant's making of nay modifications, alterations, or improvements to or within he Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Project, the cost incurred by Landlord in making such modifications, alternation or improvements, including an eighteen percent per annum cost of money factor, shall be amortized by Landlord over the useful life of such modifications, alteration or improvements, as determined in accordance with generally accepted accounting standards, and the monthly amortized cost of such modifications alterations, and improvements as so amortized shall be considered a Project Maintenance Cost.

     6.4 LIENS: Tenant shall keep the Leased Premises, the Building and the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Leased Premises. If any such claim of lien it recorded against Tenant's interest in this Lease, the Leaded Premises, the Building or the Project, Tenant shall bond against, discharge or otherwise cause such lien to be

- -----------------------
    /2/(Tenant's trade fixtures shall include, without limitation, all property purchases by Tenant from Sclavo, Inc. and replacements for such property.)

Industrial Space Lease                                                       21

entirely released within ten days after the same has been so recorded.

                                   ARTICLE 7
                      ASSIGNMENT AND SUBLETTING BY TENANT

     7.1 BY TENANT: Tenant shall not sublet the Leased Premises (or any portion thereof) or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent first obtained in accordance with the provisions of this Article 7. Any attempted subletting, assignment or encumbrance without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any persons or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provision of this Paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting By Tenant or any assignment or encumbrance of Tenant's interest in this Lease.

     7.2 MERGER OR REORGANIZATION: If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

     7.3 LANDLORD'S ELECTION: If Tenant shall desire to assign its interest under this Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least ninety days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting including the name of the proposed assignee or sublessee, the proposed assignee's or sublessee's intended use of the Leased Premises, a current financial statement of such proposed assignee or sublessee and the form of documents to be used in effectuating such assignment or subletting. Landlord shall have a period of fifteen days following receipt of such notice within which to do one of the following: (a) cancel and terminate this Lease effective as of

Industrial Space Lease                                                       22

the intended subletting or assignment date set forth in Tenant's notice, or (b) if Landlord shall not have elected to cancel and terminate this Lease, to either
(i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. During said fifteen day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.

     7.4 CONDITIONS TO LANDLORD'S CONSENT: If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease giving Landlord the absolute right to terminate this Lease unless such default is promptly cured by satisfying in full each such condition by the assignee, sublessee or encumbrancer. The conditions are as follows:

     A. Landlord having approved in form and substance the assignment or sublease agreement (or the encumbrance agreement), which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

     B. Each such sublessee or assignee having agree, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant (or, int he case of an encumbrances, each such encumbrancer having similarly agreed, to assume, be bound by and to perform Tenant's obligations upon a foreclosure or transfer in lieu thereof).

     C. Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting

     D. Tenant having reimbursed to Landlord all reasonable costs and attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance.

     E. Tenant having delivered to Landlord a complete and full-executed duplicate original of such sublease agreement,

Industrial Space Lease                                                       23

assignment agreement or encumbrance (as applicable) and all related agreements.

     F. Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord one hundred percent of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

     (1) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to one hundred percent of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

     (2) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to one hundred percent of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

     (3) If Tenant subleased the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord one hundred percent of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

     7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED: For purposes of this Article, the term "assignment consideration shall mean all consideration to be paid by the assignee to Tenant or to any other on Tenant's behalf or for Tenant's benefit (not to exceed then standard rate), and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other on Tenant's behalf of the sublease of the Leased Premises in excess of the rent due Landlord under the terms of this Lease for the same period, less any commissions paid by Tenant to a licensed real estate broker for arranging such sublease (not to exceed then standard rates). Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

Industrial Space Lease                                                       24

     7.6 PAYMENTS: All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

     7.7 GOOD FAITH: The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this Covenant of Good Faith, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

     7.8 EFFECT OF LANDLORD'S CONSENT: No subletting, assignment or encumbrance, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments or encumbrances of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.


                                   ARTICLE 8
                LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

Industrial Space Lease                                                       25

  8.1 LIMITATION ON LANDLORD'S LIABILITY AND RELEASE: Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners and officers from, any and all liability, whether in contract, tort or on any other basis,/1/ for any injury to or any damages sustained by Tenant, its agents, employees, contractors or invitees; any damage to Tenant's property; or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the maintenance of, or the protection of the Leased Premises, the Building, the Project or the Common Areas, including, without limitation, any such injury, damage or loss resulting from (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Project, the Building or the Leased Premises; (ii) the vandalism or forcible entry into Building or Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise; (iv) the failure to provide security and/or adequate lighting in or about the Project, the Building or the Leased Premises; (v) the existence of any design or construction defects within the Project, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); or (vii) the blockage of access to any portion of the Project, the Building or the Leased Premises, except to the extent such damage was proximately caused by Landlord's active negligence or willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease but only if Tenant shall have given Landlord prior written notice to perform such obligation and Landlord shall have failed to perform such obligation within a reasonable period of time following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which read as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this

- ----------------------
     /1/(other than liabilities arising from the gross negligence or willful misconduct of Landlord, its agents, employees, contractors, or invitees)

Industrial Space Lease                                                       26

Paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

  8.2 TENANT'S INDEMNIFICATION OF LANDLORD: Tenant shall defend, with competent counsel satisfactory to Landlord, any claims made or legal actions filed or threatened by third parties against Landlord with respect to the death, bodily injury, personal injury, damage to property or interference with contractual or other rights suffered by any third party (including other tenants within the Project) which (i) occurred within the Leased Premises or (ii) resulted from Tenant's use or occupancy of the Leased Premises or the Common Areas or (iii) resulted from Tenant's activities in or about the Leased Premises, the Building or the Project, and Tenant shall indemnify and hold Landlord, Landlord's principals, employees and agents harmless from any loss (including loss of rents by reason of vacant space which otherwise would have been leased but for such activities), liability, penalties, or expense whatsoever (including any legal fees incurred by Landlord with respect to defending such claims) resulting therefrom, except to the extent proximately caused by the active negligence or willful misconduct of Landlord. This indemnity agreement shall survive until the latter to occur of (i) the date of the expiration, or sooner termination, of this Lease, or (ii) the date Tenant actually vacates the Leased Premises./2/


                                   ARTICLE 9
                                   INSURANCE

  9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

       A. Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

          (1) Comprehensive general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises or the Common Areas, or resulting from Tenants activities in or about the Leased Premises, with combined single limit coverage of not less than the amount of Tenant's Required Liability Coverage (as set forth in Article 1), which insurance shall contain a "broad form liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord as contained in Article 8.2.

- ----------------------
     /2/Notwithstanding the foregoing, Tenant's liability to defend shall not extend to liabilities resulting from gross negligence or willful misconduct of Landlord, its agents, employees, contractors, or invitees.

Industrial Space Lease                                                       27

          (2) Fire and property damage insurance in so-called "fire and extended coverage" form insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

          (3) Plate-glass insurance, at actual replacement cost;

          (4) Pressure vessel insurance, if applicable;

          (5) Product liability insurance/3/ (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale or consumption of food and/or beverages [including alcoholic beverages, if applicable at the Leased Premises) for not less than Tenant's Required Liability Coverage (as set forth in Article 1);

          (6) Workers' compensation insurance and any other employee benefit insurance sufficient to comply with all Laws; and

          (7) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder's risk insurance, in an amount and with coverage satisfactory to Landlord.

       B. Each policy of liability insurance required to be carried by Tenant pursuant to this Paragraph or actually carried by Tenant with respect to the Leased Premises (i) shall, except with respect to insurance required by Subparagraph A(6) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord; and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to

- ----------------------
    /3/if applicable and available.

Industrial Space Lease                                                       28

waive by the insurer of any right of subrogation against Landlord, its principals, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its principals, employees, agents or contractors.

       C. Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, upon request, with respect to each policy of insurance required to be carried out by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policy being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord's Lender, insurance broker or advisor or counsel reasonably determines at any time that the amount of coverage set forth in paragraph 9.1A for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker or advisor or counsel reasonably deems adequate; provided, however, such increased level of coverage may not exceed the level of coverage for such insurance commonly carried by comparable business similarly situated and operating under similar circumstances.

  9.2 LANDLORD'S INSURANCE: With respect to insurance maintained by Landlord:

       A. Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called "fire and extended coverage" form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than ninety percent of the full actual replacement cost thereof and against loss of rents on Landlord's behalf to do so, (i) may be written in so-called "all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; (iv) may provide coverage for loss of rents for a period of up to twelve

Industrial Space Lease                                                       29

months; and/or (v) may contain "deductibles' not exceeding One Thousand Dollars per occurrence (or up to five percent of the Building's replacement value in the case of earthquake and/or flood insurance). Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.

       B. Landlord shall maintain comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Project, or any portion thereof, with combined single limit coverage of at least Two Million Dollars. Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker or advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Project.

       C. Landlord may maintain any other insurance which in the opinion of its insurance broker or advisor or legal counsel is prudent to carry under the given circumstances.

  9.3. MUTUAL WAIVER OF SUBROGATION: Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners and officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises which is caused by or results from a peril or event or happening which would be covered by insurance required to be carried under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

                                   ARTICLE 10
                           DAMAGE TO LEASED PREMISES

  10. LANDLORD'S DUTY TO RESTORE: If the Leased Premises are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the Leased Premises/4/ as and when required by this Paragraph, unless this Lease is terminated by Landlord

- ------------------------
    /4/to the similar or comparable condition that existed before the damage,

Industrial Space Lease                                                       30

pursuant to Paragraph 10.2 or by Tenant pursuant to Paragraph 10.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.2 or 10.3, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.2 or 10.3, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available which cover loss to property which would become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the insurance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, to the extent then allowed by Law, to substantially the same condition in which the Leased Premises existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to the Leased Premises and interior improvements constructed by Landlord. Landlord shall have no obligation to restore any other improvements to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar condition as existed at the time of such damage or destruction.

  10.2. LANDLORD'S RIGHT TO TERMINATE: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

       A. The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) seventy-five percent of the then actual replacement cost thereof;

       B. The building is damaged by an uninsured peril, which peril Landlord was required to insure against pursuant to the provisions of Article 9 of this Lease, to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds which would have been available had Landlord carried such required insurance, or (ii) seventy-five percent of the then actual replacement cost thereof;

       C. The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease, to any extent.

Industrial Space Lease                                                       31

       D. The Building is damaged by any peril and, because of the Laws then in force, the Building (i) can not be restored at reasonable cost or (ii) if restored, can not be used for the same use being made thereof before such damage.

  10.3 TENANT'S RIGHT TO TERMINATE: If the Leased Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised in the case of A or B below only by delivery to Landlord of a written notice of election to terminate within seven days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

       A. The Leased Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within six [nine] months after the date of such damage; or

       B. [The Leased Premises are damaged by any peril within nine months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Leased Premises cannot be substantially complete within ninety days after the date of such restoration is commenced; or]

       C. Landlord does not complete the restoration of the Leased Premises within six [nine] months from the date of the damage, provided that such six [nine] month period of time shall be extended for such number of days as Landlord may be delayed by reason of Force Majeure.

  10.4 TENANT'S WAIVER: Landlord and Tenant agree that the provisions of Paragraph 10.3 above, captioned "Tenant's Right to Terminate", are intended to supercede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of said Civil Code Sections and the provisions of any successor Code Sections or similar Laws hereinafter enacted.

  10.5 ABATEMENT OF RENT: In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Leased Premises is impaired by such damage.

                                   ARTICLE 11
                                  CONDEMNATION

  11.1 LANDLORD'S RIGHT TO TERMINATE: Subject to Paragraph 11.3, Landlord shall have the option to terminate this Lease if, as a result of taking by means of the exercise of the power of eminent domain (including inverse condemnation and/or a voluntary sale or transfer by Landlord to an entity having the power of eminent domain under threat of condemnation), (i) over 33-1/3% [all or any part] of the Leased Premises is so taken, (ii) more than thirty-three and one-third percent of the Building's leasable area is so taken, (iii) more than thirty-three and one-third percent of the Common Area is so taken, or (iv) because of the Laws then in force, the Leased Premises may not be used for the same use being made thereof before such taking, whether or not restored as required by Paragraph 11.4 below. Any such option to

Industrial Space Lease                                                       32

terminate by Landlord must be exercisable within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

  11.2 TENANT'S RIGHT TO TERMINATE: Subject to Paragraph 11.3, Tenant shall have the option to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including inverse condemnation and/or a voluntary sale or transfer by Landlord to an entity having the power of eminent domain under threat of condemnation), (i) all of the Leased Premises is so taken, (ii) thirty-three and one-third percent or more of the Leased Premises is so taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of the Tenant's business, or (iii) there is a taking of a portion of the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within the Project (or within a reasonable distance therefrom) equal in number to at least sixty-six and two-thirds percent of Tenant's Number of Parking Spaces (as set forth in Article 1), whether by rearrangement or the remaining parking areas in the Common Area (including, if Landlord elects, construction of multi-deck parking structures or restriping for compact cars where permitted by Law), or by providing alternative parking facilities on other land within reasonable walking distance of the Leased Premises. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of Common Area or the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacates the Leased Premises.

  11.3 [TEMPORARY TAKING: If any portion of the Leased Premises is temporarily taken for one year or less, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which either exceeds one year or which extends beyond the natural expiration of the Lease Term, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor.]

  11.4 RESTORATION AND ABATEMENT OF RENT: If any part of the Leased Premises is taken by condemnation and this Lease is not terminated, then Landlord shall repair any damage occasioned thereby to the remainder of the Leased Premises./5/ [to a condition

- ------------------------
     /5/to similar or comparable condition that existed before the taking to the extent possible

Industrial Space Lease                                                       33

reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.] As of the date possession is taken by the condemning authority, (i) the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking, and (ii) Tenant's Proportionate Share shall be appropriately adjusted.

  11.5. DIVISION OF CONDEMNATION AWARD: Any award made for any condemnation of the Project, the Building, the Common Areas or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award [that is made directly to Tenant] (i)/6/ for the taking of personal property, inventory or trade fixtures belonging to Tenant, and (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill, or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease and/or allocating condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

                                   ARTICLE 12
                              DEFAULT AND REMEDIES

  12.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occur:

       A. Tenant shall have failed to pay Base Monthly Rent or any Additional Rent within 6 days of when due; or

       B. Tenant shall have done or permitted to have been done any act, use or thing in its use, occupancy or possession of the Leased Premises or in its use of the Common Areas which is prohibited by the terms of this Lease;/7/ or

- ---------------------
     /6/covering the value of the unexpired lease term and

     /7/and (i) such default continues for more than 30 days after notice to Tenant and (ii) Tenant shall fail within such 30-day period to commence promptly and to continue to cure such default with utmost due diligence.

Industrial Space Lease                                                        34

       C. Tenant shall have failed to perform any term, covenant or condition of this Lease, except those requiring the payment of Base Monthly Rent or Additional Rent, [within ten days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same]/8/

       D. Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of Law; or

       E. Tenant shall have abandoned the Leased Premises; or

       F. Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant's (or such Guarantor's) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

       G. Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

       H. Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statue of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry.

       I. Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar Law which does not require the prior entry of a decree or order.

  12.2 LANDLORD'S REMEDIES: In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

       A. Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

- -----------------------
    /8/and (i) such failure continues for more than 30 days after notice to Tenant, and (ii) Tenant shall fail within such 30-day period to commence promptly and to continue to cure such default with utmost due diligence.

Industrial Space Lease                                                        35

       B. Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Subparagraph shall not relieve Tenant from its obligation to pay Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this
Lease:

          (1) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

          (2) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

          (3) Any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises or any action taken to relet the Leased Premises, or any portion thereof, for the account of Tenant and in the name of Tenant.

       C. In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of Termination. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Subparagraphs B(1), (2) and (3) immediately preceding, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease as provided in California Civil Code Section 1951.4, as in effect on the Effective Date of this Lease.

       D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to said Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by

Industrial Space Lease                                                        36

Law shall be used where permitted. Such damages shall include, without limitation:

          (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; and

          (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises; (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions; (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and re-leasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

  12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES: In the event Landlord fails to perform any of its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had a 30-day [reasonable] period of time following its receipt of such notice within which to perform such obligations. In the event of Landlord's default as above set forth, then, and only then, Tenant shall have the following remedies only:

       (A) Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to

Industrial Space Lease                                                        37

the extent Tenant has waived its right to damages as provided in this Lease).

       B. Tenant, at its option, may then cure any default of Landlord at Landlord's cost. If, pursuant to this Subparagraph, Tenant reasonably pays any sum to any third party or does any act that requires the payment of any sum to any third party at any time by reason of Landlord's default, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time Tenant supplies Landlord with an invoice therefore (provided such invoice sets forth and is accompanied by a written statement of Tenant setting forth in reasonable detail the amount paid, the party to whom it was paid, the date it was paid, and the reasons given rise to such payment), together with interest at twelve percent per annum from the date of such invoice until Tenant is reimbursed by Landlord. /9/Tenant may offset such sums against any installment of rent due Landlord under the terms of this Lease.

  12.4 LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, /10/partners, joint venturers, members, owners, stockholders, or other principals of such business entity and (ii) Tenant shall have recourse only to the assets of such business entity for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, /11/partners, joint venturers, members, owners, stockholders or principals (other than to the extent of their interest in the assets owned by such business entity). Additionally, if Landlord is a partnership, then Tenant covenants and agrees:

       A. No /12/partner of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

- -----------------------
     /9/ If not paid within 30 day period,
    /10/ limited
    /11/ limited
    /12/ limited

Industrial Space Lease                                                        38

       B. No service of process shall be made against any /13/partner of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

       C. No writ of execution shall be levied against the assets of any /14/partner of Landlord other than to the extent of his interest in the assets of the partnership.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any /15/partner of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made respecting this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

  12.5 TENANT'S WAIVER: /16/Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supercede and replace the provisions of California Civil Code 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives, /17/the provisions of Section 1932(1), 1941 and 1942 of the California Civil Code and/or any similar or successor Law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs form the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the Laws of the State of California, or under any other present or future Law, in the event Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any default by Tenant.

                                   ARTICLE 13
                               GENERAL PROVISIONS

  13.1 TAXES ON TENANT'S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate

- ----------------------
/13/ limited
/14/ limited
/15/ limited
/16/ To the extent of any conflict,
/17/ to the extent of any conflict,

Industrial Space Lease                                                        39

on this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises, improvements made by Landlord for Tenant's use within the Leased Premises, Tenants use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Project, or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon same, then Landlord, after giving written notice to Tenant, shall have the right, regardless of the validity thereof, to pay such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant's behalf. Tenant shall, within 30 [ten] days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in said invoice. Failure by Tenant to pay the amount so invoiced within said 30 [ten] day period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right, and with Landlord's full cooperation if Tenant is not then in default under the terms of this Lease, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid.

  13.2 HOLDING OVER: This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over shall be deemed an unlawful detainer of the Leased Premises unless Landlord has consented to same. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred-25% [fifty] percent of the Base Monthly Rent payable during the last full month immediately preceding such holding over.

  13.3 SUBORDINATION TO MORTGAGES: This Lease is subject and subordinate [to all underlying ground leases and] to all mortgages and deeds of trust which affect the Building and are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if [the lessor under any such ground

Industrial Space Lease                                                        40

lease or] any Lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord and such lessor or Lender deem necessary or desirable to make this Lease prior thereto. Tenant hereby consents to [Landlord's ground leasing the land underlying the Building and/or] encumbering the Building as security for future loans on such terms as Landlord shall desire, all or which future [ground leases,] mortgages or deeds of trust shall be subject and subordinate to this Lease. However, [if any lessor under any such future ground lease or] any Lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject and subordinate to such future [ground lease,] mortgage or deed of trust, then Tenant agrees, within ten days after Landlord's written request therefore, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or such [lessor or] Lender as may be necessary or proper to assure the subordination of this Lease to such future [ground lease,] mortgage or deed of trust; but only if such [lessor or] Lender agrees to recognize Tenants rights under this Lease and not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease.

  13.4. TENANT'S ATTORNMENT UPON FORECLOSURE: Tenant shall, upon request, attorn
(i) to any purchaser of the Building at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building, or (iii) to the lessor under any underlying ground lease of the land underlying the Building, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

  13.5 MORTGAGEE PROTECTION: In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender [or under any underlying ground lease] who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender 30 days [or lessor a reasonable opportunity] to cure the default. [including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.]

  13.6 ESTOPPEL CERTIFICATES: Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estopped

Industrial Space Lease                                                        41

certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord. Tenant's failure to execute and deliver such estopped certificate within ten days after Landlord's request therefore shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Project, or any interest therein.

  13.7 TENANT'S FINANCIAL INFORMATION: Tenant shall, within 30 [ten business] days after Landlord's request therefore, deliver to Landlord a copy of a current financial statement and any such other information reasonably requested by Landlord regarding Tenant's financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Project or any portion thereof or interest therein. Any such financial statement or other information which is marked "confidential' or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this Paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

  13.8 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Project, or any portion thereof at any time and to

Industrial Space Lease                                                        42

any person or entity/18/. In the event of any such transfer/19/, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder/20/ which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Project.

  13.9 FORCE MAJEURE: The obligations of each of the parties under this Lease (other than the obligation to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligation by reason of any strikes, lockouts or labor disputes; inability to obtain labor, materials, fuels or reasonable substitutes therefore; governmental restrictions, regulations, controls, action or inaction; civil commotion; inclement weather, fire or other acts of God; or other causes (except financial inability) beyond the reasonable control of the party obligated to perform (including acts or omissions of the other party) for a period equal to the period of any such prevention, delay or stoppage.

  13.10 NOTICES: Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by depositing such notice in the United States mail, registered or certified, postage prepaid, addressed to the other party as follows:

       A. If addressed to Landlord, to Landlord at its Address for Notices (as set forth in Article 1).

       B. If addressed to Tenant, to Tenant at its Address for Notices (as set forth in Article 1).

Any notice given by registered mail shall be deemed to have been given on the third business day after its deposit in the United States mail. Any notice given by certified mail shall be deemed given on the date receipt was acknowledged to the postal authorities. Any notice given by mail other than registered or certified mail shall be deemed given only if received by the other party, and then on the date of receipt. Each party may, by

- -----------------------
    /18/ that agrees to be bound by all terms and conditions of this Lease. /19/ and if Landlord or any transferor has obtained an estoppel certificate from Tenant as set forth in paragraph 13.6 of this Lease
    /20/ except as set forth in such estoppel certificate

Industrial Space Lease                                                        43

written notice to the other in the manner aforesaid, change the address to which notices addressed to it shall thereafter be mailed.

       13.11 ATTORNEYS' FEES: In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party. IN the event that Landlord shall be required to retain counsel to enforce any provision of this Lease, and if Tenant shall thereafter cure (or desire to cure) such default, Landlord shall be conclusively deemed the prevailing party and Tenant shall pay to Landlord all attorneys' fees, expert witness fees, court costs and other reasonable expenses so incurred by Landlord promptly upon demand. Landlord may enforce this provision by either (i) requiring Tenant to pay such fees and costs as a condition to curing its default or (ii) bringing a separate action to enforce such payment, it being agreed by and between Landlord and Tenant that Tenant's failure to pay such fees and costs upon demand shall constitute a breach or this Lease in the same manner as a failure by Tenant to pay the Base Monthly Rent, giving Landlord the same rights and remedies as if Tenant failed to pay the Base Monthly Rent.

  13.2 DEFINITIONS: Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning whenever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

       A. REAL PROPERTY TAXES: The term :Real Property Tax" or "Real Property Taxes" shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Project or any portion thereof, or Landlord's interest therein,

Industrial Space Lease                                                        44

or the fixtures, equipment and other property of Landlord that is an integral part of the Project and located thereon, or Landlord's business or owning, leasing or managing the Project or the gross receipts, income or rentals from the Project; (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Project, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or surface water disposal) at the Project, the number of persons employed by tenants of the Project, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Project, or the type of use or uses conducted within the Project; and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Project prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, size, use or occupancy of the Project or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Project, or on Landlord's business of owning, leasing or managing the Project or (iii) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes". Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources.

       B. LANDLORD'S INSURANCE COSTS: The term "Landlord's Insurance Costs" shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Project and general liability insurance required, or permitted, to be earned by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss.

Industrial Space Lease                                                        45

       C. PROJECT MAINTENANCE COSTS: The term "Project Maintenance Costs" shall mean all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Project and all parts thereof, including without limitation, (i) professional management fees (not to exceed three percent of the Project's scheduled gross rental income), (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining and preserving the Project, such as repairing and resurfacing the exterior surfaces of the buildings (including roofs), repairing and resurfacing paved areas, repairing structural parts of the buildings, and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the buildings.

       D. READY FOR OCCUPANCY: The term "Ready for Occupancy" shall mean the date upon which (i) the Leased Premises are available for Tenant's occupancy in a broom clean condition and (ii) the improvements, if any, to be made to the Leased Premises by Landlord as a condition to Tenant's obligation to accept possession of the Leased Premises have been substantially completed and the appropriate governmental building department (i.e. the City building department) if the Project is located within a City, or otherwise the County building department) shall have approved the construction of the improvements as complete or is willing to so approve the construction of the improvements as complete subject only to compliance with specified conditions which are the responsibility of Tenant to satisfy.

       E. TENANT'S PROPORTIONATE SHARE: The term "Tenant's Proportionate Share" or "Tenant's Share", as used with respect to an item pertaining to the Building, shall each mean that percentage obtained by dividing the leasable square footage contained within the Leased Premises (as set forth in Article 1) by the total leasable square footage contained within the Building as the same from time to time exists or, as used with respect to an item pertaining to the Project, shall each mean that percentage obtained by dividing the leasable square footage contained within the Leased Premises (as set forth in Article 1) by the total leasable square footage contained within the Project [as the same from time to time exists, unless, as to any given item, such a percentage allocation unfairly burdens or benefits a given tenant(s), in which case landlord shall have the exclusive rights to equitably allocate such item so as to not unfairly burden or benefit any given tenant(s). Landlord's determination

Industrial Space Lease                                                        46

of any such special allocation shall be final and binding upon Tenant unless made in bad faith.] which is 23.4%.

       F. BUILDING'S PROPORTIONATE SHARE: The term "Building's Proportionate Share" or "Building's Share" shall each mean that percentage which is obtained by dividing the leasable square footage contained within the Building by the leasable square footage contained within all buildings located within the Project, unless, as to any given item, such a percentage allocation unfairly burdens or benefits a given building(s), in which case Landlord shall have the exclusive right to equitably allocate such item so as to not unfairly burden or benefit any given building(s). Landlord's determination of any such special allocation shall be final and binding upon Tenant unless made in bad faith.

       G. LAW: The term "Law" shall mean any judicial decision and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Project, or any of them in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

       H. LENDER: The term "Lender" shall mean the holder of any Note or other evidence of indebtedness secured by the Project or any portion thereof.

       I. PRIVATE RESTRICTIONS: The term "Private Restrictions" shall mean all recorded [covenants, conditions and restrictions, private agreements,] easements, and any other /21/recorded instruments affecting the use of the Project, as they may exist from time to time.

       J. RENT: The term "rent" shall mean collectively Base Monthly Rent and all Additional Rent.

  13.13 GENERAL WAIVERS: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar

- ---------------------
    /21/ future

Industrial Space Lease                                                        47

act by the other party. No waiver of any provision hereof or any breach of any provision hereof shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

  13.14 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "must", "shall", "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefore. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing said act. Landlord shall not become or

Industrial Space Lease                                                        48

be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this lease.

                                   ARTICLE 14
                              CORPORATE AUTHORITY,
                          BROKERS AND ENTIRE AGREEMENT

  14.1 CORPORATE AUTHORITY; If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of directors' resolution of Lease, /22/deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease, and if Tenant fails to do so, Landlord at its sole election may elect to (i) extend the Intended Commencement Date by such number of days tat Tenant shall have delayed in so delivering such corporate resolution to Landlord or (ii) terminate this Lease.

  14.2 BROKERAGE COMMISSIONS: Tenant warrants that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than those persons or entities named in Article 1 as the "Brokers" with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s) or salesmen to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease.

  14.3 ENTIRE AGREEMENT: This Lease, the Exhibits (as described in Article 1) and the Addenda (as described in Article 1), which Exhibits and Addenda are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No

- ----------------------------
    /22/ and upon request shall

Industrial Space Lease                                                        49

subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

  14.4 LANDLORD'S REPRESENTATION: Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Project, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law or (ii) the suitability of the Leased Premises for the conduct of Tenant's business or (iii) the exact square footage of the Leased Premises, and that Tenant relied solely upon its own investigations respecting said matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord's agent(s), if any, not contained in this Lease or in any Addenda hereto.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

Dated: July 28, 1988             AS LANDLORD:

                            /s/ James R. Bancroft
                            ---------------------
                            James R. Bancroft



Dated: July 26, 1988             AS TENANT:
                            ASPEN DIAGNOSTICS CORPORATION

                        By: /s/ Aspen Diagnostics Corporation
                            ---------------------------------
                            Title: Secretary



If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy of the bylaws

Industrial Space Lease                                                        50

or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                           [FLOOR PLAN APPEARS HERE]


                                   EXHIBIT A

LAB I
- -----

Item No.      Qty.       Description
- --------      ----       -----------
   1.         l          Lab Bench, 30-1/2"H x 48"L x 24"D.

   2.         1          Lab Bench, 37"H x 184"L x 30-1/2"D, with 4 built-in
                         cabinets (including 1 fire protection cabinet).

   3.         1          Lab Bench, 37"H x 36"L x 36"D, with sink and built-in
                         cabinet (corner unit).

   4.         1          Lab Bench, 37"H x 84"L x 30-1/2"D, with 2 built-in
                         cabinets.

   5.         1          Hamilton Fume Hood with pull-down glass door, 54"H x
                         48"L x 31"D, mounted on lab table, with exhaust duct.

   6.         1          Wall Mounted Structure with 3 horizontal and 4 vertical
                         mounting bars.

   7.         1          Floor Mounted Structure, 96"H x 72"W x 3"D, with table
                         24-1/2"H x 72"W x 24"D; 5 horizontal and 5 vertical
                         mounting bars.

   8          1          Lab Bench, 37"H x 72"L x 30"D, with 2 built-in cabinets
                         and 1 counter-top shelf 18"H x 72"L x 16"D.

   9.         1          Lab Bench, 37"H x 72"L x 30"D, with 2 built-in
                         cabinets.

   10.        1          Wall Mounted Cabinet, 36"H x 47"L x 13"D, with glass
                         doors and 2 movable Shelves.

   11.        1          Wall Mounted Cabinet, 31"H x 47"L x 12"D, with glass
                         doors and 2 movable shelves.

LAB II
- ------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          Lab Bench, 37"H x 47"L x 30"D, with built-in cabinet.

   2.         1          Iriquois Fume Hood with pull-down glass door, 49"H x
                         47"W x 32-1/2"D, with exhaust duct.

   3.         1          Floor Mounted Structure, 96"H x 70"W x 1-3/4"D, with
                         table 24"H x 70"L x 24"D; 5 horizontal mounting bars
                         and 4 vertical mounting bars.

   4.         1          Lab Bench, 37"H x 131"L x 30-1/2"D with 2 built-in
                         cabinets.

   5.         1          Lab Bench, 37"H x 36"L x 36"D, with sink, 3 faucets,
                         and built-in cabinet (corner unit).

   6.         1          Lab Bench, 37"H x 112"L x 30"D, with 2 built-in
                         cabinets.

   7.         1          Lab Bench, 37"H X 53"L x 30"D, with built-in cabinet.

   8.         1          Lab Bench, 37"H x 39"L x 39"D, with built-in cabinet
                         (end unit).

   9.         1          Lab Bench, 31"H x 91"L x 30"D.

   10.        2          Wall Mounted Cabinets, 31"H x 7"L x 12"D with glass
                         doors and 2 movable shelves.

GLASS WASH ROOM
- ---------------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          Lab Bench, 37"H x 35"L X 30"D.

   2.         1          Iriquois Fume Hood with pull-down glass door, 48"H x
                         35"L x 29"D, with exhaust duct.

   3.         1          Lab Bench, 31-1/2"H x 72"L x 24"D.

   4.         1          Hobart Automatic Dishwasher with 2 stain-less steel
                         tables, 37-1/2"H 59"L x 30"D, water holding tank and
                         movable washer racks.

   5.         1          Lambertson stainless steel double sink, 35-1/2"H x 83"L
                         x 29"D.

   6.         1          Wall Mounted Cabinet, 36"H x 47"L x 13"D, with glass
                         doors and 2 movable shelves.

LAB III
- -------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          Lab Bench, 37"H x 46"L x 30"D, with sink, 2 faucets,
                         and sink cabinet.

   2.         1          Lab Bench, 37"H x 99"L x 30"D, with 2 built-in
                         cabinets.

   3.         1          Lab Bench, 37"H x 94"L x 24"D, with built-in cabinet.

   4.         1          Lab Bench, 37"H x 157"L x 30"D, with 2 built-in
                         cabinets.

   5.         1          Lab Bench, 31-1/2"H x 95"L x 30"D, with built-it-in
                         cabinet.

   6.         1          Wall Mounted Cabinet, 48"H X 35"L x 13"D, open with 3
                         movable shelves.

   7.         2          Wall Mounted Cabinets, 48"H x 47"L x 13"D, open with 4
                         movable shelves.

   8.         1          Wall Mounted Structure with 2 horizontal and 4 mounting
                         bars; 2 mounting brackets.

   9.         1          Wall Mounted Cabinet, 36,"H x 47"L x 13"D, with glass
                         doors and 3 movable shelves.

   10.        1          Floor Mounted Cabinet, 84"H x 35"L x 10"D, open with 5
                         movable shelves.

QA LAB
- ------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          Centrifuge Cabinet, 2 door/2 compartments, 45-1/2"H x
                         47"L x 31-l/2"D, with vent duct.

   2.         1          Lab Bench, 37"H x 36"L x 24"D, with built-in open
                         cabinet, 2 movable shelves.

   3.         1          Lab Bench, 37"H x 71"L X 24"D with built-in cabinet.

   4.         1          Lab Bench, 37"H x 202"L x 30"D, with 1-19 x 16 sink, 2
                         faucets and sink cabinet and 1-16 x 14 sink, 3 faucets
                         and sink cabinet.

   5.         1          Lab Bench, 31"H x 71"L x 30"D, with 2 built-in
                         cabinets.

   6.         1          Lab Bench 31"H x 177"L x 48"D, with 5 built-in cabinets
                         and 1 counter-top shelf 18"H x 177"L x 16"D.

   7.         1          Lab Bench, 37"H x 177"L x 53"D, with 7 built-in
                         cabinets and 1 counter-top shelf 18"H x 65-1/2"L x
                         16"D.

   8.         1          Wall Mounted Cabinet, 36"H x 47"L x 13"D, open with 2
                         movable shelves.

   9.         1          Floor Mounted Cabinet, 87"H x 47"L x 22"D, with glass
                         doors and 2 movable shelf.

LAB V
- -----

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          Lab Bench, 31-1/2"H x 253"L x 31"D, with 3 built-in
                         cabinets.

   2.         1          Lab Bench, 37H x 207"L (wall side) x 30"D (one end cut
                         at 45 degrees) with 2 built-in cabinets, sink, 3
                         faucets and sink cabinet, and 1 counter-top shelf 12"H
                         x 207"L x 15"D.

   3.         1          Lab Bench, 37"H x 231"L (wall side) x 30-1/2"D (one end
                         cut at 45 degrees), with 2 built-in cabinets.

   4.         1          Lab Bench, 31"H x 129-1/2"L x 60"D, with counter-top
                         shelf 18"H x 127-1/2"D x 16"D.

   5.         l          Wall Mounted Cabinet, 36"H x 47"L x 13"D, open with 2
                         movable shelves.

   6.         2          Wall Mounted Cabinets, 30"H x 47"L x 13"D, open with 2
                         movable shelves.

   7.         1          Floor Mounted Cabinet, 80"H x 47"L x 18"D, with glass
                         doors and 5 movable shelves.

LAB VI
- ------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         l          Lab Bench, 37"H x 143"L x 31"D, with 2 built-in
                         cabinets.

   2.         1          Floor Mounted Structure, 97"H x 70"W x 1-3/4"D, with
                         table 18"H x 70"L x 18"D, 5 horizontal mounting bars
                         and 5 vertical mounting bars.

   3.         1          Lab Bench, 37"H x 207"L (wall side x 31"D (one end cut
                         at 45 degrees), with 2 built-in cabinets, and sink, 3
                         faucets, and sink cabinet.

   4.         1          Lab Bench, 37"H x 289"L (wall side) x 30"D (one end cut
                         at 45 degrees), with 3 built-in cabinets.

   5.         1          Lab Bench, 31"H x 143"L x 59-1/2"D, with 3 built-in
                         cabinets, and counter-top shelf 18"H x 141"L x 16"D.

   6.         1          Wall Mounted Cabinet, 36"H x 47"L x 13"D, with glass
                         doors and 2 movable shelves.

   7.         2          Wall Mounted Cabinets, 30"H x 47"L X 13"D, open with 2
                         movable shelves.

   8.         1          Floor Mounted Cabinet, 80"H x 47"L x 18"D, with glass
                         doors and 5 movable shelves.

LAB VII
- -------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         2          Centrifuge Cabinets, 2 door/2 compartments, 45"H x 47"L
                         x 31-1/2"D, with vent duct.

   2.         1          Lab Bench, 31"H x 149"L x 37"D.

   3.         1          Lab Bench, 31"H x 108"L x 37"D, with sink, 3 faucets
                         and sink cabinet.

   4.         1          Lab Bench, 31"H x 71"L x 36"D.

   5.         2          Wall Mounted Cabinets, 30"H x 47"L x 13"D, with glass
                         doors and 2 movable shelves.

LAB VIII
- --------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          Lab Bench, 37"H x 121"L x 30"D.

   2.         1          Lab Bench, 37"H x 125-1/2"L x 32"D, with sink, 3
                         faucets and sink cabinet.

   3.         1          Lab Bench, 31"H x 83"L x 30"D, with 2 built-in
                         cabinets.

   4.         1          Wall Mounted Cabinet, 30"H x 48"L x 12"D, open with 2
                         movable shelves.

OTHER ITEMS
- -----------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          North Star cold room, 8'H x 11'W x 18'L, with
                         compressor, recorder and alarm.

   2.         1          Culligan Water System (not including tanks).

   3.         1          Steel Mesh Cage 8'H x 8'W x 17'L, located inside roll-
                         up door.

   4.         2          Wall Mounted Fire Blankets in cabinets in hallway
                         outside Labs I and II.

                         [EXHIBIT A PARKING LOT PLAN]

LEGAL DESCRIPTION:
- -----------------

REAL property situated in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

Parcel One:

Beginning at a point on the Southerly line of Elko Drive at the Northwesterly corner of that certain 6.169 acre parcel of land shown on the Record of Survey or "Sunnyvale Industrial Park", filed for record in the Office of the Recorder of the County of Santa Clara, State of California, in Book 131 of Maps, Page 5; thence along the Northerly line of said 6.169 acre parcel, being the Southerly line of said Elko Drive, North 89 degree 06' 50" Est 230.92 feet to the beginning of a tangent curve to the right having a radius of 30.00 feet; thence along said curve to the right, through an angle of 90 degree 53' 10" for an arc length of 47.59 feet to a point on the Westerly line of Reamwood Avenue, said avenue is shown on said Map; thence along said Westerly line, South 351.74 feet; thence at a right angle, West 261.36 feet to the Westerly line of said 6.169 acre parcel; thence North, along said Westerly line, 378.17 feet to the point of beginning, and being shown as Parcel One on Parcel Map filed for record on April 18, 1973 in Book 321 of Maps, at Page 17.

Parcel Two:

An easement for ingress and egress for driveway purposes, the same to be surfaced by blacktop or any other type of surfacing which Grantee herein may desire, together with an easement for installation and maintenace of public utilities, including storm drains, in, under, over, upon and across a strip of land, 13 feet in width, the Northerly line of which is more particularly described as follows:

Commencing at a point on the Southerly line of Elko Drive at the Northwesterly corner of the certain 6.169 acre parcel of land shown on that certain Record of Survey of "Sunnyvale Industrial Park", which said Record of Survey was filed for record in Office of the Recorder of the County of Santa Clara, State of California, on March 28, 1961 in Book 131 of Maps, at Page 5; thence from said point of commencement, along the Westerly line of said 6.169 acre parcel of land, South 378.17 feet to the true point of beginning of the Northerly line of the 13 foot strip of land hereinabove referred to; thence from said true point of beginning, East 261.36 feet to a point on the Westerly line of Reamwood Avenue, as shown on said Map, and the terminus of said line.

                                   EXHIBIT B

                                 [FLOOR PLAN]

                                   EXHIBIT B

NON-NEGOTIABLE COPY-RETURN TO:     Please Acknowledge by Returning This Copy,
                                       Specifying Your Reference Number Below
                                                   Cable Address: BankAmerica
[BANK OF AMERICA LOGO]         Place:
                                      Trade Finance Services - California
                                      Letter of Credit Issuance # 6569
                                      P.O. Box 4104, Concord, CA 94524-4104
- --------------------------------------------------------------------------------
[_] This refers to our preliminary teletransmission advice of this credit.


IRREVOCABLE                            APPLICANT
LETTER OF CREDIT NO. XXXXX               ASPEN DIAGNOSTICS CORP.
                                         525 UNIVERSITY AVE. SUITE 1500
                                         PALO ALTO, CA 94301


DATE OF ISSUE: XXXXXX XX, 19XX
- --------------------------------------------------------------------------------
ADVISING BANK      REFERENCE NO.       BENEFICIARY
                                         JAMES R. BANCROFT
                                         601 MONTGOMERY ST., SUITE 800
                                         SAN FRANCISCO, CA 94111
- --------------------------------------------------------------------------------
DATE AND PLACE OF ENTRY                AMOUNT
  SEPTEMBER 15, 1989                     $25,000.00
  AT OUR OFFICE                          (TWENTY FIVE THOUSAND U.S. DOLLARS)



- --------------------------------------------------------------------------------
Credit available with BANK OF AMERICA NT & SA, 1850 GATEWAY BLVD.,
CONCORD, CA 94520
by [X] sight payment [_] deferred payment [_] acceptance [_] negotiation against presentation of the documents detailed below and your draft(s) at SIGHT drawn on U.S.
- ------------------------    -------------------------- -------------------------
DOCUMENT REQUIRED:
- ------------------

1.  A SIGNED STATEMENT FROM JAMES R. BANCROFT STATING:
    "I HEREBY CERTIFY THAT ASPEN XXXXXXXXXXXX DIAGNOSTICS CORP. HAS DEFAULTED IN ITS OBLIGATIONS TO JAMES R. BANCROFT UNDER THE TERMS OF THE INDUSTRIAL SPACE LEASE BETWEEN ASPEN DIAGNOSTICS CORP. AND JAMES R. BANCROFT.".

THIS LETTER OF CREDIT SHALL EXPIRE ON SEPTEMBER 15, 1989, BUT SUCH EXPIRATION DATE SHALL BE AUTOMATICALLY EXTENDED FOR A PERIOD OF ONE (1) YEAR ON SEPTEMBER 15, 1989, AND ON EACH SUCCESSIVE EXPIRATION DATE, BUT IN NO EVENT NO LATER THAN SEPTEMBER 15, 1991, UNLESS, AT LEAST 30 DAYS BEFORE THE CURRENT EXPIRATION
DATE, WE NOTIFY YOUR BY CERTIFIED MAIL OR SIMILAR OVERNIGHT COURIER AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT IS NOT EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN THE EVENT YOU ARE SO NOTIFIED, ANY UNUSED PORTION OF THIS CREDIT SHALL BE AVAILABLE UPON PRESENTATION, WITHIN THE CURRENT EXPIRATION DATE, OF YOUR DRAFT AT SIGHT ON US ACCOMPANIED BY A SIGNED STATEMENT FROM JAMES R. BANCROFT
STATING: "WE HAVE RECEIVED BANK OF AMERICA NT & SA'S NOTIFICATION OF NON-RENEWEL UNDER THIS LETTER OF CREDIT AND HEREBY CERTIFY THAT THE AMOUNT DRAWN IS
THE AMOUNT OF ASPEN DIAGNOSTICS CORP.'S OUTSTANDING OBLIGATIONS TO JAMES. R. BANCROFT UNDER THE TERMS OF THE INDUSTRIAL SPACE LEASE BETWEEN ASPEN DIAGNOSTICS CORP. AND JAMES R. BANCROFT.".

THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.


EXHIBIT C

We hereby issue this Documentary Credit in your favour. It is subject to the Uniform Customs and Practice for Documentary Credits 1933 revision, ICC Publication No. 400, and engages us in accordance with the terms thereof. The number and the date of the credit and the name of our bank must be quoted on all drafts required. If the credit is available by negotiation, each presentation must be noted on the reverse of this advice by the bank where the credit is available.

All documents to be forwarded in one cover, by airmail, unless otherwise stated above. Negotiating bank charges, if any, are for account of beneficiary. The advising bank is requested to notify the credit to the beneficiary without adding their confirmation.

This document consists
of 1 signed page(s)   /s/                            /s/
                      ___________________________    __________________________

                      Authorized Countersignature        Authorized Signature

Please examine this instrument carefully. If you are unable to comply with the terms or conditions, please communicate with your buyer to arrange for an amendment. This procedure will facilitate prompt handling when documents are presented.

                              SECURITY AGREEMENT
                              ------------------
                                      AND
                                      ---
                    SECURITY INTEREST IN GOODS AND CHATTELS
                    ---------------------------------------

     This Agreement made as of August 15, 1988 is between James R. Bancroft, as Landlord, and Aspen Diagnostics Corporation, as Tenant.

                                   RECITALS
                                   --------

     This Agreement is made with reference to the following facts:

     A. Landlord and Tenant have entered into an Industrial Space Lease, which for reference purposes is dated August 15, 1988 (the "Lease").

     B. As additional security for Tenant's full performance under the Lease, Tenant desires to grant and Landlord is willing to accept a continuing security interest in certain goods (as defined in Division 9 of the Uniform Commercial Code of the State of California) and chattels described in Exhibit A attached hereto and made a part hereof.

                                  AGREEMENTS
                                  ----------

     For and in consideration of the mutual covenants and undertakings set forth in this Agreement, the parties agree as follows:

     1. Tenant hereby grants to Landlord a continuing security interest in certain goods and chattels purchased from Sclavo which are related, connected, or attached to the premises described in the Lease. The goods and chattels shall include without limitation all fixtures and equipment, laboratory benches, hooks, exhaust fans, ventilating apparatus and electric motors which are now located on the premises and more specifically described in Exhibit A (the "Collateral").

     2. Tenant shall have the right to replace such property as covered by this document from time to time so long as the replacement property has a value equal to or greater than that of the property replaced. Such property may be moved about and relocated without prior written consent of Landlord.

     3. The security interest hereby granted is to secure the full and exact performance and observance of all of the covenants and conditions set forth in the Lease, including but not limited to all fees, charges, expenses and attorney's fees chargeable under the Lease.

     4. Tenant warrants and covenants that: (a) Tenant is the lawful owner of the collateral which is and will be free and clear of all security interest, liens and encumbrances, and have the sole right and authority to deliver this instrument; (b) Tenant will defend title to the collateral and security interest herein against the claims and demands of all persons; (c) Tenant will keep the collateral free and clear of all attachments, levies, taxes, liens, security interests, and encumbrances of every kind and nature and will, at its own cost and expense, keep the collateral in good state of repair and will not waste or destroy the same or any part thereof and will not be negligent in the care and use thereof; (d) Tenant will not, without Landlord's prior written consent, sell, assign, mortgage, lease or otherwise dispose of the collateral; (e) Tenant shall insure the collateral in Landlord's name against loss or damage by fire, theft, burglary and such other hazards as Landlord shall specify in the amounts and under policies by insurers acceptable to Landlord, and all premiums thereon shall be paid by Tenant and the policies delivered to Landlord (if Tenant fails to do so, Landlord may procure such insurance, the cost of which shall be and is hereby deemed to be a cost of maintenance and preservation of the real property and the collateral); (f) Tenant shall not remove the collateral from the leased premises without Landlord's prior written consent, which shall not be unreasonably withheld, provided, however, Tenant reserves the right to replace the collateral from time to time so long as the collateral item replaced has a value equal to or greater than that of the item being replaced.

     5. Tenant further agrees that: (a) Tenant shall at reasonable times (including regular business hours) after reasonable notice allow Landlord or Landlord's representatives free access to and right of inspection of the collateral; (b) Tenant shall comply with the terms and conditions of any orders, ordinances, laws or statutes of any city, state or governmental department having jurisdiction with respect to such premises where the collateral is located or the conduct of business thereon and, when requested by Landlord, Tenant shall execute any written instruments and do any other acts necessary to effectuate more fully the purposes and provisions of this Agreement, and (c) Tenant shall indemnify and save Landlord harmless from all loss, cost, damage, liability or expense including reasonable attorney's fees that Landlord may sustain or incur by reason of defending or protecting this security interest or the priority thereof, or enforcing payment of the indebtedness hereby secured, or in the prosecution of defense of any action or proceeding concerning any matter growing out of or connected with this agreement and/or the obligations and/or the collateral.

     6. Landlord may, at Landlord's option, pay, purchase, contract, compromise or discharge any taxes, claims, debts, liens, charges, security interests or encumbrances, which in Landlord's judgment may affect or appear to affect the collateral or Landlord's rights hereunder. In addition, Landlord may pay for the maintenance and preservation of the collateral. The amount of any payments made by Landlord under any provisions of this agreement, together with all costs and expenses, including a reasonable attorney's fee, are all to be repaid to Landlord, together with interest thereon at the rate of 10% per annum, are all secured hereby and shall be, and is hereby deemed to be, a cost of maintenance and preservation of the real property described herein and the collateral.

     7. Tenant shall be in default hereunder if: (a) Tenant shall fail to pay, when due, or punctually perform any of the obligations under the Lease; or (b) any warranty, representation or statement made or furnished to Landlord by Tenant or on Tenant's behalf was false in any material respect when made or furnished; or (c) any of the collateral shall be lost, stolen, or damaged without replacement or repair; or (d) there shall be a levy upon, seizure or attachment of any of the collateral; or (e) Tenant shall become insolvent; or
(f) Tenant shall make an assignment of its property for the benefit of creditors or suffer the appointment of a receiver for any part of Tenant's property; or
(g) any proceedings under any provision of the Bankruptcy Act or any insolvency law shall be commenced by or against Tenant; or (h) Tenant shall sell, assign, mortgage, lease, or otherwise dispose of the collateral, provided, however, Tenant shall not be in default if Tenant replaces a collateral item from time to time so long as the item replaced has a value equal to or greater than that of the item being replaced, or if Tenant shall dispose of any such item of collateral which has become worn or obsolete.

     8. Upon Tenant's default hereunder or under the related Lease, Landlord shall have all rights and remedies of a secured party under the Uniform Commercial Code. In addition: (a) Landlord shall thereupon have the right to take immediate possession of the collateral or any portion thereof, and for that purpose, may enter the premises described herein, or any other premises, with or without force or process of law, wherever this secured property might be, and search for the same and take possession of and keep and store the same on said premises until sold and delivered; and/or remove the collateral or any part thereof to such other places as Landlord may desire; (b) if Landlord exercises Landlord's right to take possession of the collateral, Tenant shall, upon Landlord's demand, assemble the collateral and make it available to Landlord at a place convenient to Landlord; (c) Landlord may sell and dispose of all or part of the collateral at public auction or private sale, for cash or for credit upon such terms as Landlord may elect, after giving such notice as is required by the Uniform Commercial Code of the State of California, and Tenant shall be credited with the amounts of any such sale only when the cash proceeds thereof are actually received by Landlord. The requirements of notice shall be met if such notice is mailed, postage prepaid, to Tenant at Tenant's address as set forth herein, at least five days before the time of sale or other disposition; (d) none of the collateral subject to the security interest created hereby need be in view of those attending the sale and Landlord need not take or have the same in Landlord's physical possession at or as a condition to selling or otherwise disposing thereof; (e) Landlord may sell same or such other collateral as Landlord may have securing said obligations (including real property collateral) in such order, priority and lots as Landlord in Landlord's sole discretion may designate, and Tenant shall not have the right to direct in what order or priority the collateral may be sold; (f) all expenses of retaking, holding, preparing for sale, selling or the like shall include, without limitation, Landlord's reasonable attorney's fees and other legal expenses and disbursements.

     9. No delay or failure on Landlord's part in exercising any right, privilege, remedy or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option and no waiver whatever shall be valid unless in writing signed by Landlord, and then only to the extent therein set forth. Landlord may have and may exercise one or more or all of the foregoing remedies and rights and any one and/or more of all the rights and remedies provided for in any and all contracts now or hereafter existing between us and in such order and priority and/or successively, alternatively, or concurrently and in such manner as Landlord in Landlord's sole discretion may direct. All of Landlord's rights and remedies are specifically hereby made cumulative. Tenant agrees to join with Landlord in executing financing statements or other instruments pursuant to the Uniform Commercial Code in form satisfactory to Landlord and in executing such other documents or instruments as may be required or deemed necessary by Landlord for purposes of effecting or continuing Landlord's security interest in the collateral.

     10. This agreement cannot be changed or terminated orally. All of the rights, privileges, remedies and options given to Landlord hereunder shall inure to the benefit of Landlord's successors and assigns; and all of the terms, conditions, promises, covenants, provisions and warranties of this agreement shall inure to the benefit of and shall bind the representatives, successors and assigns of Landlord and of Tenant.

     11. This agreement is cumulative to and not in derogation of any prior security agreements, letters of credit or lease between Landlord and Tenant heretofore executed and shall not be construed to affect or vary any of the terms or provisions of such prior security agreements, letters of credit, lease or other security devices.

     12.  The address to which all notices hereunder may be sent is:

               Aspen Diagnostics
               1238 & 1240 Elko Drive
               Sunnyvale, CA  94088

     13. In the event of any conflict or inconsistency between this document and the Lease, the Lease shall be controlling.

LANDLORD:                              TENANT:
- --------                               ------

                                       ASPEN DIAGNOSTICS CORPORATION


/s/ James R. Bancroft                      /s/ A. Barr Dolan
___________________________________    By: __________________________________
James R. Bancroft                          A. Barr Dolan,
                                           Assistant Secretary

Date:  August 10, 1988                 Date:  August 15, 1988

This FINANCING STATEMENT
presented for filing pursuant to the California Uniform Commercial Code.
- --------------------------------------------------------------------------------------------------------------------------
1. Debtor (Last name first - if an individual)                                     1A. Social Security or Federal Tax No.
     ASPEN DIAGNOSTICS
- --------------------------------------------------------------------------------------------------------------------------
1B. Mailing Address                                          1C. City, State                            1D. Zip Code

- --------------------------------------------------------------------------------------------------------------------------
2.  Additional Debtor (If any) (Last name first - if an individual)            2A. Social Security or Federal Tax No.

- --------------------------------------------------------------------------------------------------------------------------
2B. Mailing Address                                          2C. City, State                            2.D Zip Code

- --------------------------------------------------------------------------------------------------------------------------
3. Debtor's Trade Names or Styles (If any)                                    3A. Federal Tax Number

- --------------------------------------------------------------------------------------------------------------------------
4. Secured Party                                                               4A. Social Security No., Federal Tax No.
                                                                                   Or Bank Transit and A.B.A. No.
     Name               JAMES R. BANCROFT
     Mailing address    601 MONTGOMERY STREET, SUITE 800
     City               SAN FRANCISCO, CA 94111

- --------------------------------------------------------------------------------------------------------------------------
5. Assignee of Secured Party (If any)                                          5A. Social Security No., Federal Tax No.
                                                                                   Or Bank Transit and A.B.A. No.
     Name
     Mailing address
     City                State              Zip Code
- ---------------------------------------------------------------------------------------------------------------------------

6. This FINANCING STATEMENT covers the following types or items of property (INCLUDE DESCRIPTION OF REAL PROPERTY ON WHICH LOCATED AND OWNER OF RECORD WHEN REQUIRED BY INSTRUCTION 4).

     SHOWN ON EXHIBIT "A" ATTACHED.






- --------------------------------------------------------------------------------------------------------------------------
7. Check                      7A. [_] Products of collateral          7B. Debtors(s) signature not required in accordance
   if applicable [X]                  are also covered                    with instruction 5(A) item:
                                                                           [_](1)   [_](2)    [_](3)    [_](4)
- ---------------------------------------------------------------------------------------------------------------------------
8. Check                          [_] Debtor is a "transmitting utility" in accordance with UCC & 9105(1)(N)
   if applicable [X]
- ---------------------------------------------------------------------------------------------------------------------------
9.                                            Date                    C    10. THIS SPACE FOR USE OF FILING OFFICER
                                                                      O        (DATE, TIME, FILE NUMBER
   Signature(s) of Debtor(s)                                          D        AND FILING OFFICER)
   /s/ Aspen Diagnostics                                              E
- ---------------------------------------------------------------------
                                                                      1
   Type or print name(s) of Debtor(s)                                 2
- --------------------------------------------------------------------- 3
   Signature(s) of Secured Party(ies)  /s/ James R. Bancroft          4
- --------------------------------------------------------------------- 5
                                      James R. Bancroft               6
   Type or print name(s) of secured party(ies)
=======================================================================
11. Return copy to                                                    7

    NAME         EDWIN H. KAWAMOTO                                    8
    ADDRESS      601 MONTGOMERY STREET, SUITE 800                     9
    CITY         SAN FRANCISCO, CA 94111                              0
    STATE
    ZIP CODE
=======================================================================
(1) Filing Office Copy              Form UCC.1 Filing Fee $3.00
                                    Approved by the Secretary of State
===========================================================================================================================

               EXHIBIT "A" ATTACHED TO UCC-1 FINANCING STATEMENT

All of the following items now located at 1238 and 1240 Elko Drive, Sunnyvale, California, and more specifically described as follows:

LAB I
- -----

Item No.      Qty.       Description
- --------      ----       -----------
   1.         l          Lab Bench, 30-1/2"H x 48"L x 24"D.

   2.         1          Lab Bench, 37"H x 184"L x 30-1/2"D, with 4 built-in
                         cabinets (including 1 fire protection cabinet).

   3.         1          Lab Bench, 37"H x 36"L x 36"D, with sink and built-in
                         cabinet (corner unit).

   4.         1          Lab Bench, 37"H x 94"L x 30-1/2"D, with 2 built-in
                         cabinets.

   5.         1          Hamilton Fume Hood with pull-down glass door, 54"H x
                         48"L x 31"D, mounted on lab table, with exhaust duct.

   6.         1          Wall Mounted Structure with 3 horizontal and 4 vertical
                         mounting bars.

   7.         1          Floor Mounted Structure, 96"H x 72"W x 3"D, with table
                         24-1/2"H x 72"W x 24"D; 5 horizontal and 5 vertical
                         mounting bars.

   8          1          Lab Bench, 37"H x 72"L x 30"D, with 2 built-in cabinets
                         and 1 counter-top shelf 18"H x 72"L x 16"D.

   9.         1          Lab Bench, 37"H x 72"L x 30"D, with 2 built-in
                         cabinets.

   10.        1          Wall Mounted Cabinet, 36"H x 47"L x 13"D, with glass
                         doors and 2 movable shelves.

   11.        1          Wall Mounted Cabinet, 31"H x 47"L x 12"D, with glass
                         doors and 2 movable shelves.

LAB I
- -----

Item No.      Qty.       Description
- --------      ----       -----------
   1.         l          Lab Bench, 30-1/2"H x 48"L x 24"D.

   2.         1          Lab Bench, 37"H x 184"L x 30-1/2"D, with 4 built-in
                         cabinets (including 1 fire protection cabinet).

   3.         1          Lab Bench, 37"H x 36"L x 36"D, with sink and built-in
                         cabinet (corner unit).

   4.         1          Lab Bench, 37"H x 84"L x 30-1/2"D, with 2 built-in
                         cabinets.

   5.         1          Hamilton Fume Hood with pull-down glass door, 54"H x
                         48"L x 31"D, mounted on lab table, with exhaust duct.

   6.         1          Wall Mounted Structure with 3 horizontal and 4 vertical
                         mounting bars.

   7.         1          Floor Mounted Structure, 96"H x 72"W x 3"D, with table
                         24-1/2"H x 72"W x 24"D; 5 horizontal and 5 vertical
                         mounting bars.

   8          1          Lab Bench, 37"H x 72"L x 30"D, with 2 built-in cabinets
                         and 1 counter-top shelf 18"H x 72"L x 16"D.

   9.         1          Lab Bench, 37"H x 72"L x 30"D, with 2 built-in
                         cabinets.

   10.        1          Wall Mounted Cabinet, 36"H x 47"L x 13"D, with glass
                         doors and 2 movable Shelves.

   11.        1          Wall Mounted Cabinet, 31"H x 47"L x 12"D, with glass
                         doors and 2 movable shelves.

LAB II
- ------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          Lab Bench, 37"H x 47"L x 30"D, with built-in cabinet.

   2.         1          Iriquois Fume Hood with pull-down glass door, 49"H x
                         47"W x 32-1/2"D, with exhaust duct.

   3.         1          Floor Mounted Structure, 96"H x 70"W x 1-3/4"D, with
                         table 24"H x 70"L x 24"D; 5 horizontal mounting bars
                         and 4 vertical mounting bars.

   4.         1          Lab Bench, 37"H x 131"L x 30-1/2"D with 2 built-in
                         cabinets.

   5.         1          Lab Bench, 37"H x 36"L x 36"D, with sink, 3 faucets,
                         and built-in cabinet (corner unit).

   6.         1          Lab Bench, 37"H x 112"L x 30"D, with 2 built-in
                         cabinets.

   7.         1          Lab Bench, 37"H X 53"L x 30"D, with built-in cabinet.

   8.         1          Lab Bench, 37"H x 39"L x 39"D, with built-in cabinet
                         (end unit).

   9.         1          Lab Bench, 31"H x 91"L x 30"D.

   10.        2          Wall Mounted Cabinets, 31"H x 7"L x 12"D with glass
                         doors and 2 movable shelves.

GLASS WASH ROOM
- ---------------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          Lab Bench, 37"H x 35"L X 30"D.

   2.         1          Iriquois Fume Hood with pull-down glass door, 48"H x
                         35"L x 29"D, with exhaust duct.

   3.         1          Lab Bench, 31-1/2"H x 72"L x 24"D.

   4.         1          Hobart Automatic Dishwasher with 2 stain-less steel
                         tables, 37-1/2"H 59"L x 30"D, water holding tank and
                         movable washer racks.

   5.         1          Lambertson stainless steel double sink, 35-1/2"H x 83"L
                         x 29"D.

   6.         1          Wall Mounted Cabinet, 36"H x 47"L x 13"D, with glass
                         doors and 2 movable shelves.

LAB III
- -------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          Lab Bench, 37"H x 46"L x 30"D, with sink, 2 faucets,
                         and sink cabinet.

   2.         1          Lab Bench, 37"H x 99"L x 30"D, with 2 built-in
                         cabinets.

   3.         1          Lab Bench, 37"H x 94"L x 24"D, with built-in cabinet.

   4.         1          Lab Bench, 37"H x 157"L x 30"D, with 2 built-in
                         cabinets.

   5.         1          Lab Bench, 31-1/2"H x 95"L x 30"D, with built-it-in
                         cabinet.

   6.         1          Wall Mounted Cabinet, 48"H X 35"L x 13"D, open with 3
                         movable shelves.

   7.         2          Wall Mounted Cabinets, 48"H x 47"L x 13"D, open with 4
                         movable shelves.

   8.         1          Wall Mounted Structure with 2 horizontal and 4 mounting
                         bars; 2 mounting brackets.

   9.         1          Wall Mounted Cabinet, 36,"H x 47"L x 13"D, with glass
                         doors and 3 movable shelves.

   10.        1          Floor Mounted Cabinet, 84"H x 35"L x 10"D, open with 5
                         movable shelves.

QA LAB
- ------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          Centrifuge Cabinet, 2 door/2 compartments, 45-1/2"H x
                         47"L x 31-l/2"D, with vent duct.

   2.         1          Lab Bench, 37"H x 36"L x 24"D, with built-in open
                         cabinet, 2 movable shelves.

   3.         1          Lab Bench, 37"H x 71"L X 24"D with built-in cabinet.

   4.         1          Lab Bench, 37"H x 202"L x 30"D, with 1-19 x 16 sink, 2
                         faucets and sink cabinet and 1-16 x 14 sink, 3 faucets
                         and sink cabinet.

   5.         1          Lab Bench, 31"H x 71"L x 30"D, with 2 built-in
                         cabinets.

   6.         1          Lab Bench 31"H x 177"L x 48"D, with 5 built-in cabinets
                         and 1 counter-top shelf 18"H x 177"L x 16"D.

   7.         1          Lab Bench, 37"H x 177"L x 53"D, with 7 built-in
                         cabinets and 1 counter-top shelf 18"H x 65-1/2"L x
                         16"D.

   8.         1          Wall Mounted Cabinet, 36"H x 47"L x 13"D, open with 2
                         movable shelves.

   9.         1          Floor Mounted Cabinet, 87"H x 47"L x 22"D, with glass
                         doors and 2 movable shelf.

LAB V
- -----

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          Lab Bench, 31-1/2"H x 253"L x 31"D, with 3 built-in
                         cabinets.

   2.         1          Lab Bench, 37H x 207"L (wall side) x 30"D (one end cut
                         at 45 degrees) with 2 built-in cabinets, sink, 3
                         faucets and sink cabinet, and 1 counter-top shelf 12"H
                         x 207"L x 15"D.

   3.         1          Lab Bench, 37"H x 231"L (wall side) x 30-1/2"D (one end
                         cut at 45 degrees), with 2 built-in cabinets.

   4.         1          Lab Bench, 31"H x 129-1/2"L x 60"D, with counter-top
                         shelf 18"H x 127-1/2"D x 16"D.

   5.         l          Wall Mounted Cabinet, 36"H x 47"L x 13"D, open with 2
                         movable shelves.

   6.         2          Wall Mounted Cabinets, 30"H x 47"L x 13"D, open with 2
                         movable shelves.

   7.         1          Floor Mounted Cabinet, 80"H x 47"L x 18"D, with glass
                         doors and 5 movable shelves.

LAB VI
- ------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         l          Lab Bench, 37"H x 143"L x 31"D, with 2 built-in
                         cabinets.

   2.         1          Floor Mounted Structure, 97"H x 70"W x 1-3/4"D, with
                         table 18"H x 70"L x 18"D, 5 horizontal mounting bars
                         and 5 vertical mounting bars.

   3.         1          Lab Bench, 37"H x 207"L (wall side x 31"D (one end cut
                         at 45 degrees), with 2 built-in cabinets, and sink, 3
                         faucets, and sink cabinet.

   4.         1          Lab Bench, 37"H x 289"L (wall side) x 30"D (one end cut
                         at 45 degrees), with 3 built-in cabinets.

   5.         1          Lab Bench, 31"H x 143"L x 59-1/2"D, with 3 built-in
                         cabinets, and counter-top shelf 18"H x 141"L x 16"D.

   6.         1          Wall Mounted Cabinet, 36"H x 47"L x 13"D, with glass
                         doors and 2 movable shelves.

   7.         2          Wall Mounted Cabinets, 30"H x 47"L X 13"D, open with 2
                         movable shelves.

   8.         1          Floor Mounted Cabinet, 80"H x 47"L x 18"D, with glass
                         doors and 5 movable shelves.

LAB VII
- -------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         2          Centrifuge Cabinets, 2 door/2 compartments, 45"H x 47"L
                         x 31-1/2"D, with vent duct.

   2.         1          Lab Bench, 31"H x 149"L x 37"D.

   3.         1          Lab Bench, 31"H x 108"L x 37"D, with sink, 3 faucets
                         and sink cabinet.

   4.         1          Lab Bench, 31"H x 71"L x 36"D.

   5.         2          Wall Mounted Cabinets, 30"H x 47"L x 13"D, with glass
                         doors and 2 movable shelves.

LAB VIII
- --------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          Lab Bench, 37"H x 121"L x 30"D.

   2.         1          Lab Bench, 37"H x 125-1/2"L x 32"D, with sink, 3
                         faucets and sink cabinet.

   3.         1          Lab Bench, 31"H x 83"L x 30"D, with 2 built-in
                         cabinets.

   4.         1          Wall Mounted Cabinet, 30"H x 48"L x 12"D, open with 2
                         movable shelves.

OTHER ITEMS
- -----------

Item No.      Qty.       Description
- --------      ----       -----------
   1.         1          North Star cold room, 8'H x 11'W x 18'L, with
                         compressor, recorder and alarm.

   2.         1          Culligan Water System (not including tanks).

   3.         1          Steel Mesh Cage 8'H x 8'W x 17'L, located inside roll-
                         up door.

   4.         2          Wall Mounted Fire Blankets in cabinets in hallway
                         outside Labs I and II.

                            LANDLORD'S IMPROVEMENTS
                            -----------------------

Pursuant to paragraph 15.3 of the Addendum No. 1 to the Lease, Landlord hereby agrees to provide the following improvements:

     1. Paint the interior walls with off-white or other mutually acceptable color of paint on the areas shown in yellow on the attached map;

     2. Replace all existing carpets with RHS Hurrah Blue Shadow cut pile, commercial quality, on the areas shown in yellow on the attached map;

     3.   Install and paint a new dividing wall as shown on the attached map.

                                   EXHIBIT F

                                 [FLOOR PLANS]

                                  [EXHIBIT F]

                            [GRAPHIC DESCRIPTION]

                                ADDENDUM NO. 1
                                --------------

This Addendum No. 1 relates to that Industrial Space Lease ("Lease") dated for reference purposes as of July 1, 1988, between James R. Bancroft, as Landlord and Aspen Diagnostics Corporation, as Tenant.

The Addendum shall be part of the Lease and shall include the following provisions:

15.1 Additional Security. In addition to the security deposit described in
     -------------------
     paragraph 3.7 of the Lease, Tenant shall provide other additional security to Landlord in order to secure Tenant's full compliance with the provisions under the Lease. No later than August 15, 1988, Tenant shall deliver to Landlord the following:

     a.   Irrevocable Letter of Credit. The irrevocable (standby) Letter of
          ----------------------------
     Credit for $25,000 shall be issued from a bank acceptable to Landlord and shall be effective from August 15, 1988 through September 15, 1991. The Letter of Credit shall be in the form attached hereto and made a part hereof as Exhibit C. Notwithstanding anything to the contrary, the amount of the Letter of Credit shall be reduced to $12,500 on April 15, 1990 provided that Tenant shall not be in default under any provision of this Lease.

          If Tenant is unable to obtain a Letter of Credit for 37 months, Tenant may provide to Landlord a Letter of Credit for a shorter period. In this event, Tenant agrees to provide a new substituted Letter of Credit to Landlord at least thirty (30) days before the expiration date of any Letter of Credit in Landlord's possession, serving as a security for Tenant' performance under this Lease. Any substituted Letter of Credit shall conform to the Exhibit C Letter of Credit, except for the dates. If Tenant shall fail to deliver to Landlord a new substituted Letter of Credit thirty
     (30) days before the expiration date of the Letter of Credit in Landlord's possession, Landlord shall have the option to call on the full amount of the Letter of Credit.

          Subject to Landlord providing notice as required under the Lease and the related Security Agreement described hereinafter and Tenant's failure cure any default during the notice period, Landlord shall then have the option to call on the Letter of Credit in an amount sufficient in Landlord's sole discretion to cure any such default. When calling on the Letter of Credit, Landlord shall not be required to provide any additional notice to Tenant except as required under the Lease. Before calling on the Letter of Credit, Landlord shall first be required to apply and to exhaust the cash Security Deposit described in Paragraph 3.7.

          If the cash Security Deposit or any portion is applied to cure any default, or if the Letter of Credit or any portion thereof is called and applied to cure any default, Tenant shall have ten (10) days from Landlord's demand to pay to Landlord the sum required to restore the cash Security Deposit applied to cure any default or to deliver a new Letter of Credit in an amount equal to that required under this paragraph and in the same form set forth in Exhibit C, except for the dates. Failure to restore the cash Security Deposit as set forth in paragraph 3.7 or failure to provide a new Letter of Credit after the ten (10) days of written notice shall constitute a material default under the Lease, and Landlord shall have the option to exercise all rights and remedies under the Lease and related Security Agreement.

     b.   Security Agreement and Security Interest in Goods and Chattels. The
          --------------------------------------------------------------
     Security Agreement and Security Interest in Goods and Chattels ("Security Agreement") shall cover all real estate related goods and chattels that Tenant has purchased from Sclavo, Inc. The Security Agreement shall be in the form attached hereto and made a part hereof as Exhibit D.

     c.   Financing Statement. Two duly executed Financing Statement in the
          -------------------
     form attached as Exhibit E shall be delivered to Landlord. One Financing Statement shall be executed in recordable form which will be recorded in Santa Clara County, Official Records, and other Financing Statement will be filed with the California Secretary of State.

15.2 Security Deposit. Provided that Tenant shall not be in default under any
     ----------------
     provision of this Lease and the related Security Agreement, Landlord agrees to return the case security deposit of $8,096 under paragraph 3.7 of this Lease when Tenant can establish to Landlord's reasonable satisfaction that Tenant has successfully raised an additional sum of $5,000,000 in working capital.

15.3 Condition of Premises. Tenant has inspected the Premises and agrees to
     ---------------------
     accept possession of the Premises in the "as is" condition, without warranty, expressed or implied, except for the following: (a) Landlord shall provide a finished dividing wall and shall paint and provide new carpeting, both as needed, which are all more specifically described in Exhibit F, attached hereto and made a part hereof; and (b) all plumbing and electrical systems shall be in good working order. The parties stipulate that the Leased Premises contain 8,800 sq. ft. If any subsequent measurements determine that the Leased Premises contain more or less than 8,800 sq. ft., no adjustments will be made to the rent, common area charges, real property taxes or any other related matter.

15.4 Limited Right of First Refusal. Landlord has offered to lease to Tenant the
     ------------------------------
     adjoining remaining half of the building consisting of 8,800 sq. ft. Landlord's offer to lease includes the following terms and conditions:

     a.   Minimum rent per month:  $7,040 ($.80 per sq. ft. per month).

     b.   Minimum term:  1 year.

     c.   Minimum Security Deposit:  $7,040.

     d.   Minimum free rent:  1 month per 1 year term of lease.

          Tenant has rejected Landlord's aforementioned offer. Accordingly, for the term of this Lease, Landlord shall be free to offer the space to any prospective tenant on the same or better terms and conditions to Landlord as set forth above. If Landlord receives an offer to lease all or part of the adjoining premises for less than $.80 per sq. ft. per month but on terms and conditions otherwise acceptable to Landlord, Landlord shall deliver a copy of such an offer to Tenant. A copy of this offer shall constitute Landlord's offer to lease the adjoining premises to Tenant. Tenant shall then have 3 business days to review and to unconditionally and irrevocably accept Landlord's offer to lease the adjoining premises on the same terms and conditions. If Tenant accepts Landlord's offer, Landlord and Tenant shall promptly enter into a lease. If Tenant fails to respond within the 3 business days, Landlord shall then have the right to lease the adjoining premises to anyone other than Tenant on the same terms and conditions previously offered to Tenant.

15.5 Conditions Precedent.  This Lease shall have no force and effect unless all
     --------------------
     of the following conditions precedent are fully satisfied on or before July 29, 1988:

     a.   Each party shall have received a fully executed Lease;

     b. Tenant shall have paid the sum of $16,192 (representing the first month's rent and the cash security deposit) to Landlord;

LANDLORD:                                 TENANT:

                                          ASPEN DIAGNOSTICS CORPORATION

/s/ James R. Bancroft                     By: /s/ Aspen Diagnostics Corporation
- ----------------------------                  ---------------------------------
James R. Bancroft

Date: July 28, 1988                       Date: July 29, 1988

                                ADDENDUM NO. 2
                                --------------

This Addendum No. 2, which shall be effective as of September 15, 1988, relates to that Industrial Space Lease ("Lease") dated for reference purposes as of July 1, 1988, between James R. Bancroft, as Landlord, and Aspen Diagnostics Corporation, as Tenant.

The Addendum shall be part of the Lease and shall include the following provisions:

16.1  Leased Premises.  The Leased Premises, as described in the Lease, consist
      ---------------
of about 8,800 sq. ft. Tenant agrees to lease the adjacent 3,400 sq. ft. commonly known as 1236 Elko Drive, Sunnyvale, California. The adjacent 3,400 sq. ft. is shown on Exhibit G, attached hereto and made a part hereof. The total area of the Leased Premises shall now consist of about 12,200 sq. ft.

16.2  Base Monthly Rent.  The Base Monthly Rent under the Lease is $8,096 per
      -----------------
month. Effective October 1, 1988, Tenant shall rent the adjacent 3,400 sq. ft. The additional monthly base rent for the adjacent 3,400 sq. ft. shall be $2,448 per month which shall be payable in advance and shall be due and payable to Landlord on or before the 15th day of each and every month of the Lease Term except for the monthly base rent due for October 1, 1988 through November 15, 1988, which shall be due and payable upon execution of this Addendum No. 2, in the amount of $3,672.00

16.3  Additional Security Deposit.  Upon execution of this Addendum No. 2,
      ---------------------------
Tenant shall deposit with Landlord the additional sum of $2,448.00 as security for Tenant's performance of the provisions of the Lease pursuant to Paragraph 3.7, at page 4 of the Lease.

16.4  Project Maintenance Cost.  With respect to the adjacent 3,400 sq. ft.,
      ------------------------
Tenant shall not be required to pay for tenant's proportional share of the Project Maintenance Costs under Paragraph 3.2.A. until September 30, 1990. Effective October 1, 1990, Tenant shall be obligated to pay Tenant's proportionate share of all Project Maintenance Costs, which shall then relate to the 12,200 sq. ft. Leased Premises under Paragraph 3.2.A.

16.5  Condition of Adjacent 3,400 Sq. Ft. Leased Premises.  Tenant has
      ---------------------------------------------------
inspected the adjacent 3,400 sq. ft. Leased Premises and agrees to accept possession in the "as is" condition without warranty, expressed or implied, except that Landlord shall provide a finished dividing wall which is shown on Exhibit G, and that all plumbing and electrical shall be in good working order. The parties stipulate that the Leased Premises contain 3,400 sq. ft. If any subsequent measurements determine that the Leased Premises contain more or less than 3,400 sq. ft., no adjustments will be made to the base monthly rent, project maintenance costs, real property taxes, insurance costs or any other related matter.


LANDLORD:                                  TENANT:

                                           ASPEN DIAGNOSTICS CORPORATION


/s/ James R. Bancroft                      By: /s/ Aspen Diagnostics Corporation
- ------------------------                       ---------------------------------
James R. Bancroft

Date: September 22, 1988                  Date: September 20, 1988
                --                                        --

(4339C)

                                ADDENDUM NO. 3
                                --------------


This Addendum No. 3 is made to that certain Industrial Space Lease (including Addenda No. 1 and 2) between James R. Bancroft, as Landlord, and Aspen Diagnostics Corporation, as Tenant, dated July 1, 1988 for reference purposes (hereinafter collectively called the "Lease") and shall include the following provisions:

17.1  Expansion of Leased Premises.  The Leased Premises, as described in the
      ----------------------------
Lease, now consist of about 12,200 sq. ft. Tenant agrees to lease the adjacent 5,400 sq. ft. commonly known as 1234 Elko Drive, Sunnyvale, California effective as of April 1, 1991. The adjacent space is shown on Exhibit H, attached hereto and made a part hereof. When Tenant leases the adjacent 5,400 sq. ft., the total area of the Leased Premises shall consist of about 17,600 sq. ft.

17.2  Extension of Lease Term.  The Lease Expiration Date shall be extended five
      -----------------------
(5) years from August 14, 1991 to August 14, 1996.

17.3  Base Monthly Rent.  The Base Monthly Rent under the Lease is $10,544 and
      -----------------
continues through August 14, 1991. Effective August 1, 1991 and continuing for the remaining term of the Lease, Tenant agrees to pay the following Base Monthly
Rent:

                             Base Monthly Rent          Base Monthly Rent
                                 (Based on                  (Based on
     Period                   17,600 sq. ft.)             5,400 sq. ft.)
- ------------------           ------------------         ------------------
8/01/91-8/14/91                $    --                     $2,025
8/15/91-8/14/93                 14,608                         --
8/15/93-8/14/94                 15,840                         --
8/15/94-9/14/95                 16,720                         --
8/15/95-8/14/96                 17,600                         --

      Except for the partial Base Monthly Rent of $2,025 due on or before August 1, 1991, all Base Monthly Rent shall be paid in advance to Landlord on or before the 15th day of each and every month of the Lease Term.

17.4  Security Deposit.  Tenant has provided Landlord with an irrevocable
      ----------------
Letter of Credit from the Bank of America in the amount of $12,500, which will expire on September 15, 1991. On or before August 15, 1991, Tenant shall either provide Landlord with a new letter of credit from the same bank for the same amount or shall cause the same bank to extend the term through September 15, 1996.

17.5  Condition of Adjacent 5,400 Sq. Ft. Leased Premises.  Tenant has inspected
      ---------------------------------------------------
the adjacent 5,400 sq. ft. Leased Premises and agrees to accept possession in the "as is" condition without warranty, expressed or implied, except that all plumbing, electrical and heating, ventilating and air conditioning equipment shall be in good working order or condition. The parties stipulate that the adjacent space contain 5,400 sq. ft. If any subsequent measurements determine that the Leased Premises contain more or less than 5,400 sq. ft., no adjustments will be made to the base monthly rent, project maintenance costs, real property taxes, insurance costs or any other related matter.

17.6  Delivery of Possession.  Landlord agrees to exercise due diligence and
      ----------------------
best efforts to deliver possession of the Premises to Tenant on April 1, 1991. If for any reason Landlord is unable to deliver possession of the adjacent 5,400 sq. ft. space to the Tenant on April 1, 1991, Tenant shall not have the right to cancel this Lease, but Tenant's obligation to pay the Base Monthly Rent, project maintenance costs, or any other charges relating to the adjacent 5,400 sq. ft. space shall not commence until 120 days from the date that possession is delivered to Tenant.

17.7  Waiver of Tenant's Limited Right of First Refusal.  Tenant has a limited
      -------------------------------------------------
right of first refusal relating to the adjacent 5,400 sq. ft. space, which is now leased to Micro Lithography Inc. ("Micro"). Micro has offered to lease the adjacent 5,400 sq. ft. space from October 1, 1990 to March 31, 1991. Tenant waives Tenant's limited right of first refusal to lease the adjacent 5,400 sq. ft. space and consents to Landlord's acceptance of Micro's offer to lease the adjacent 5,400 sq. ft. space for the six (6) month term, ending March 31, 1991.

17.8  Heating, Ventilating and Air Conditioning Equipment.  When possession of
      ---------------------------------------------------
the adjacent 5,400 sq. ft. space is delivered to Tenant, Tenant's obligation to pay for the replacement of any component part of the heating, ventilating and air conditioning equipment for the entire Leased Premises shall be limited to the actual cost of repair or replacement which shall not exceed $1,000 per year provided that Tenant has fully complied with paragraph 5.1.A. at page 6 of the Lease.

17.9  Improvements.  After April 1, 1991, Landlord agrees to provide funds for
      ------------
improvements to the Premises which shall not exceed $100,000. These improvements shall include the work outlined in Cost Breakdown Summary from Anthony & Sons General Contractors, Inc., attached hereto and made a part hereof as Exhibit I, and the painting for the entire interior of the Leased Premises. Subject to Landlord's written approval of the plans and specifications for the aforementioned improvements (which shall not be unreasonably withheld provided that such plans and specifications account for the possible subdivision of the premises into 3 or 4 separate units), Landlord agrees to make progress payments for the aforementioned improvements as work is completed in a workmanlike manner. So long as the work completed complies with the approved plans and specifications, Landlord shall either pay Tenant's licensed contractor or reimburse Tenant for the cost of the completed work up to

Landlord's maximum share not to exceed $100,000. Upon receipt of any invoice or statement for work completed in full compliance with the approved plans and specifications, Landlord shall have fifteen (15) business days to inspect, approve the completed work and issue a check payable to Tenant or Tenant's contractor. Concurrently with each payment, Tenant shall furnish to Landlord a duly executed, valid and binding lien release in form and substance acceptable to both Tenant and Landlord. Landlord shall not be obligated to make any payment unless and until an acceptable lien release has been delivered to Landlord. Tenant agrees to indemnify and hold Landlord and the Leased Premises harmless from any liability, lien, expense or other obligation in connection with any improvements, subject only to Landlord's obligation hereunder to make an agreed contribution in a total amount not to exceed $100,000.

17.10. Option to Extend. Provided that Tenant is not in default under any
       ----------------
provision of the Lease, Tenant shall have one (1) option to extend the term of the Lease for five (5) years commencing August 14, 1996 and ending August 13, 2001 on the same terms and conditions of this Lease, except that the Base Monthly Rent shall be subject to adjustment. To exercise this option, Tenant must provide advance written notice to Landlord on or before August 14, 1995, and such notice shall be irrevocable and shall state Tenant's opinion of the Fair Market Rent due on the commencement date of the option term. Landlord shall have sixty (60) days from the receipt of Tenant's notice to accept or to reject Tenant's opinion on the Fair Market Rent. If Landlord agrees to the Fair Market Rent, the Base Monthly Rent for the first year of the option term shall be equal to 90% of the established Fair Market Rent.

     A. Appraisal. If the parties are unable to mutually agree to the Fair
        ---------
Market Rent, the Fair Market Rent shall then be determined by appraisal. If this is necessary, real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers and who have at least five (5) years' experience appraising comparable properties located in the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

        1. If the parties are unable to agree on the Fair Market Rent within the allowed 60-day time period, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within ten (10) days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties, and no other appraiser shall be selected.

          2. If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

          3. If two appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Fair Market Rent for the Leased Premises as of August 15, 1996 by mutual agreement.

          4. If the two appraisers cannot agree on the Fair Market Rent at the initial meeting such appraisers shall select within five (5) days thereafter a third qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Leased Premises are located upon application by either party. The three appraisers shall meet not later than ten
(10) days following the selection of the third appraiser. If two (2) or more of the appraisers agree on the Fair Market Rent for the Leased Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by the agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Leased Premises, all appraisers shall submit to Landlord and Tenant an independent appraisal of the Fair Market Rent for the Leased Premises in simple letter form within twenty
(20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Leased Premises by averaging the appraisals; provided that any high or low appraisal; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

          5. The appraisers' determination of Fair Market Rent as of August 15, 1996 shall be based on rental of comparable properties in terms of age, condition, construction, size and location as the Leased Premises.

          6. If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

     B. Base Monthly Rent. The Base Monthly Rent for the first year of the
        -----------------
option term shall equal the Fair Market Rent (determined pursuant to this paragraph) multiplied by 90%.

     C. Annual Adjustment to Base Monthly Rent.  The Base Monthly Rent for the
        --------------------------------------
first year of the option term shall be subject to an upward adjustment for each and every year thereafter commencing on the second year of the option term. The base for computing the adjustment shall be the Consumer Price Index for All Urban Consumers (all items, San Francisco-Oakland) or for All Urban Wage Earners (all items, San Francisco-Oakland), whichever is higher, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is in effect on the date of the commencement of the option term ("Beginning Index"). The Index published most immediately preceding the adjustment date in question ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the Base Monthly Rent for the following year (until the next rent adjustment) shall be set by multiplying the Base Monthly Rent set forth in this paragraph by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. On adjustment of the Base Monthly Rent as provided in this paragraph, Landlord shall notify Tenant of the applicable Base Monthly Rent.

          If the Index is changed so that the base year differs from that in effect when the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

17.11. Parking. Separate and apart from the Improvements described in paragraph
       -------
17.9., Landlord shall at Landlord's own cost restripe the parking lot. Upon delivery of possession of the adjacent 5,400 sq. ft. space, Tenant shall have the right to use all of the parking spaces allocated to the Leased Premises. So long as at least sixty (60) parking spaces, on site, are allocated to the Leased Premises, Landlord reserves the right to change or to alter the location of the parking spaces allocable to the Leased Premises.

17.12. Other Provisions. Except as expressly set forth in this Addendum No. 3,
       ----------------
all other provisions of the Lease and its related Addenda No. 1 and 2 shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum No. 3 to Lease as of the respective dates set forth below.

LANDLORD:                            TENANT:

                                     ADEZA BIOMEDICAL CORPORATION
                                     (formerly Aspen Diagnostic
                                      Corporation)

/s/ James R. Bancroft                By: /s/ David E. Charlton
- ------------------------------           -----------------------
James R. Bancroft



Date:  September 7, 1990             Date: September 7, 1990
                 -                                   -

9960C

[ASI LOGO]
                   ANTHONY & SONS GENERAL CONTRACTORS, INC.

================================================================================

PROJECT:

ADEZA
1240 ELKO DR.
SUNNYVALE, CA

COST BREAKDOWN SUMMARY
- --------------------------------------------------------------------------------
                                            TOTAL              COST PSF
- --------------------------------------------------------------------------------
1.  DEMOLITION                           $ 4,125.00              $0.42
2.  PARTITIONS                           $ 2,616.00              $0.27
3.  DOORS & WINDOWS                      $ 2,700.00              $0.28
4.  CEILING                              $ 2,000.00              $0.21
5.  FLOOR & WINDOW COVERINGS             $15,420.00              $1.69
6.  PAINT & WALLCOVERING                 $ 4,000.00              $0.41
7.  ELECTRICAL                           $11,000.00              $1.13
8.  PLUMBING                             $26,450.00              $2.72
9.  HVAC                                 $ 3,500.00              $0.36
10. FIRE PROTECTION                      $ 2,500.00              $0.26
11. ROUGH & FINISH CARPENTRY             $     0.00              $0.00
12. MISCELLANEOUS                        $12,225.00              $1.26
13. GENERAL CONDITIONS                   $   900.00              $0.09
14. PERMITS                              $   875.00              $0.09
- --------------------------------------------------------------------------------
SUBTOTAL                                 $89,311.00              $9.18
SUPERVISON 2.5%                          $ 2,232.78              $0.23
- --------------------------------------------------------------------------------
SUBTOTAL - JOB COSTS                     $91,543.77              $9.41
OVERHEAD & PROFIT 5%                     $ 4,577.19              $0.47
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
TOTAL                                    $95,120.96              $9.88

THE ABOVE PRICING IS TO BE USED AS AN ESTIMATE ONLY. THIS IS NOT A BID.


                                   EXHIBIT I

                                 [FLOOR PLAN]

                         [GRAPHIC DESCRIPTION TO COME]

                                ADDENDUM NO. 4
                                --------------

This Addendum No. 4 is made to that certain Industrial Space Lease (including Addenda Nos. 1, 2 and 3) between James R. Bancroft, as Landlord, and Aspen Diagnostics Corporation, as Tenant, dated July 1, 1988 for reference purposes (hereinafter collectively called the "Lease") and shall include the following provisions:

18.1 Additional Base Monthly Rent.  The Base Monthly Rent due under the extended
     ----------------------------
term terminating on August 14, 1996 is set forth in paragraph 17.3 of Addendum No. 3. The Base Monthly Rent for the extended term shall be increased $1,011.90 per month effective August 15, 1991 through August 14, 1996.

18.2 Additional Improvements.  Pursuant to paragraph 17.9 of Addendum No. 3,
     -----------------------
Landlord has already agreed to provide $100,000 for the tenant improvement allowance. Subject to the terms and conditions of Addendum No. 4, Landlord agrees to provide an additional $85,000 to the tenant improvement allowance so that Landlord's maximum share of the tenant improvement allowance shall not exceed $185,000. Part of the tenant improvement allowance may be used for repairing the pavement in the parking lot, provided that such cost shall not exceed $15,000. The additional $85,000 tenant improvement allowance shall be amortized without interest in 84 equal monthly installments of $1,011.90 and paid to Landlord, as additional Base Monthly Rent, pursuant to paragraph 18.1 of this Addendum No. 4. If Tenant exercises Tenant's option to extend the term of the Lease for five (5) years ending August 13, 2001, Tenant shall not be required to pay the remaining unpaid balance of $24,285.60, and the Base Monthly Rent applicable during the option period shall be determined pursuant to paragraph 17.10 of Addendum No. 3. If Tenant does not exercise Tenant's option to extend the term of the Lease, Tenant shall then pay to Landlord the unpaid balance of $24,285.60 on August 25, 1995.

18.3 Security Deposit.  Tenant has provided Landlord with an irrevocable Letter
     ----------------
of Credit from the Bank of America in the amount of $12,500, which will expire on September 15, 1991. On or before August 15, 1991, Tenant shall provide Landlord with a new letter of credit from the same bank for the amount of $25,000, which shall be effective through September 15, 1996.

18.4 Other Provisions.  Except as expressly set forth in this Addendum No. 4,
     ----------------
all other provisions of the Lease and its related Addenda Nos. 1, 2 and 3 shall remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum No. 4 to Lease as of the respective dates set forth below.

LANDLORD:                                TENANT:

                                         ADEZA BIOMEDICAL CORPORATION
                                         (formerly Aspen Diagnostics
                                          Corporation)

/s/ James R. Bancroft                    By /s/ Adeza Biomedical Corporation
- ---------------------                       --------------------------------
James R. Bancroft

Dated: June 7, 1991                      Date: June 6, 1991

2313D

                       [LETTERHEAD OF EDWIN H. KAWAMOTO]

August 18, 1995

Mr. William H. O'Connor
Wayne Mascia Associates
3945 Freedom Circle, Suite 350
Santa Clara, CA 95054

    Re: Proposed Addendum No. 5
        Adeza Biomedical Corporation

Dear Bill:

Enclosed is a copy of the proposed Addendum No. 5.

The basic provisions of the proposed Addendum No. 5 are summarized as follows:

                                                                                                              Date to
                                                           Base            Date to                            Replace
                        Beginning         Ending          Monthly          Exercise        Unamortized       Letter of
                          Date             Date            Rent             Option            Cost             Credit
Extended Term            8/15/96          2/14/97        $17,992.83                                           8/15/96
Six-Month Option         2/15/97          8/14/97        $17,992.83         2/15/96         $18,214.60        8/15/96
Five-Year Option         8/15/97          8/14/02                           8/14/96         $12,142.80        8/15/97

The unamortized cost will become due and payable only if Adeza does not exercise the options to extend. The Base Monthly Rent for the Five-Year Option will be determined in accordance with paragraph 17.10 at page 3 of the Addendum No. 3.

Please review and let me know if you have any questions.

Very truly yours,

/s/ Edwin H. Kawamoto
- ---------------------
Edwin H. Kawamoto

Enclosure

cc: James R. Bancroft (w/enclosure)
    Norman A. Nason (w/enclosure)
    Emory Anderson (w/enclosure)

                                ADDENDUM NO. 5
                                --------------


     This Addendum No. 5 is made to that certain Industrial Space Lease (including Addenda Nos. 1, 2, 3 and 4) between James R. Bancroft, as Landlord, and Adeza Biomedical Corporation (formerly Aspen Diagnostics Corporation), as Tenant, dated as of July 1, 1988, for reference purposes (hereinafter collectively called the "Lease") and shall include the following provisions:

     19.1  Extended Term.  The term of the Lease shall be extended six months
           -------------
from August 15, 1996 to February 14, 1997 (the "Extended Term").

     19.2  Options to Extend.  Tenant has two options to extend the Lease beyond
           -----------------
the Extended Term.

           a.  Six-Month Option.  If the first option to extend for six months
               ----------------
is exercised, the term shall be extended six months from February 15, 1997 to August 14, 1997 ("Six-Month Option"). To exercise the Six-Month Option, Tenant must provide advance written notice to Landlord on or before February 15, 1996 in accordance with paragraph 17.10 at page 3 of Addendum No. 3.

           b.  Five-Year Option.  If the Six-Month Option is exercised, Tenant
               ----------------
shall have a second option to extend for five years, commencing August 15, 1997 and ending August 14, 2002 (the "Five-Year Option"). To exercise the Five-Year Option, Tenant must provide advance written notice to Landlord on or before August 14, 1996 in accordance with paragraph 17.10 at page 3 of Addendum No. 3.

     19.3  Base Monthly Rent.  The Base Monthly Rent of $17,600 shall be
           -----------------
increased to $17,992.83 for the Extended Term. If the Six-Month Option is exercised, the Base Monthly Rent shall be $17,992.83 for the Six-Month Option period. If the Five-Year Option is exercised, the Base Monthly Rent for the Five-Year Option period shall be determined in accordance with paragraph 17.10 at page 3 of the Addendum No. 3.

     19.4  Security Deposit.  Tenant has provided Landlord with an irrevocable
           ----------------
Letter of Credit from the Bank of America in the amount of $25,000 which will expire on September 15. On or before August 15, 1996, Tenant shall deliver to Landlord a new letter of credit to replace the letter of credit expiring on September 15, 1996. If the Six-Month Option is not exercised, Tenant shall provide Landlord with a new letter of credit from the same bank for the same amount of $25,000, which shall be effective through March 15, 1997. If the Six-Month Option is exercised, Tenant shall provide Landlord with a new credit from the same bank for the same amount of $25,000, which shall be effective through September 15, 1997. If the Five-Year Option is exercised, Tenant shall provide Landlord with a new letter of credit on or before August 15, 1997 from the same bank for the same amount of $25,000, which shall be in effect through September 15, 2002.

     19.5  Reimbursement of Unamortized Improvement Costs.  If Tenant does not
           ----------------------------------------------
exercise the Six-Month Option, Tenant shall be required to pay the remaining unamortized improvement costs of $18,214.60 to Landlord on or before February 14, 1996. If Tenant does not exercise the Five-Year Option, Tenant shall then pay Landlord the remaining unamortized improvement cost of $12,142.80, without interest, on or before August 25, 1996.

     19.6  Other Provisions.  Except as expressly set forth in this Addendum No.
           ----------------
5, all other provisions of the Lease and its related Addenda Nos. 1, 2, 3 and 4 shall remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum No. 5 to lease as of the respective dates set forth below.

LANDLORD:                           TENANT:

                                    ADEZA BIOMEDICAL CORPORATION
                                    (formerly Aspen Diagnostics Corporation)

/s/ James R. Bancroft                   /s/ Adeza Biomedical Corporation
_______________________________     By:_________________________________
James R. Bancroft

Date:  August ___, 1995             Date:  August ___, 1995

                                      -2-